UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________________________
SCHEDULE 14A
(Rule 14a-101)
__________________________________________

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. ___ )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

CHARTER FINANCIAL CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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January 15, 2016

Dear Shareholder:
You are cordially invited to attend the annual meeting of shareholders of Charter Financial Corporation. The meeting will be held at the CharterBank Corporate Center located at 1233 O.G. Skinner Drive, West Point, Georgia on Wednesday, February 24, 2016 at 10:00 a.m., Eastern Time.
The notice of annual meeting and proxy statement appearing on the following pages describe the formal business to be transacted at the meeting. Officers of Charter Financial Corporation, as well as a representative of Dixon Hughes Goodman LLP, the Company’s independent registered public accounting firm, will be present to respond to appropriate questions of shareholders.
It is important that your shares are represented at this meeting, whether or not you attend the meeting in person and regardless of the number of shares you own. To make sure your shares are represented, we urge you to vote online, by telephone or complete and mail the enclosed proxy card promptly. If you attend the meeting, you may vote in person even if you have previously mailed a proxy card.
We look forward to seeing you at the meeting.

Sincerely,
Robert L. Johnson
Chairman and Chief Executive Officer

Corporate Center ● 1233 O.G. Skinner Drive, West Point, Georgia 31833 ● (706) 645-1391 ● (800) 763-4444

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1233 O.G. Skinner Drive
West Point, Georgia 31833
(706) 645-1391
______________________

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
______________________

TIME AND DATE	10:00 a.m., Eastern time, on Wednesday, February 24, 2016

PLACE	The CharterBank Corporate Center, 1233 O.G. Skinner Drive, West Point, Georgia

ITEMS OF	(1) To elect two directors to serve for a term of three years.
BUSINESS
(2) To ratify the selection of Dixon Hughes Goodman LLP as our independent registered public accounting firm for fiscal year 2016.

(3) To hold an advisory, non-binding vote on the executive compensation described in this proxy statement.

(4) To transact such other business as may properly come before the meeting and any adjournment or postponement thereof.

RECORD DATE	To vote, you must have been a shareholder at the close of business on December 31, 2015.

It is important that your shares be represented and voted at the meeting. You can vote your shares by completing and returning the proxy card or voting instruction card sent to you. Voting instructions are printed on your proxy or voting instruction card. The proxy statement is available on line at www.CHFNIR.com or you may request a printed copy. You can revoke a proxy at any time before its exercise at the meeting by following the instructions in this proxy statement.

William C. Gladden
Corporate Secretary

Important Notice Regarding the Availability of Proxy Materials for the Shareholders Meeting to be Held on February 24, 2016: This Proxy Statement, our 2015 Annual Report, and our proxy card can be found at www.chfnir.com under SEC Filings - Annual Report and Proxy.

Table of Contents (cont.)

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Charter Financial Corporation
__________________________________________
Proxy Statement
__________________________________________

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Charter Financial Corporation (the “Company”) to be used at the annual meeting of shareholders of the Company. The Company is the holding company for CharterBank (the “Bank”). The annual meeting will be held at the CharterBank Corporate Center, 1233 O.G. Skinner Drive, West Point, Georgia on Wednesday, February 24, 2016 at 10:00 a.m., Eastern Time. The proxy availability notice statement and the proxy card are being mailed on or about January 15, 2016 to shareholders of record as of December 31, 2015.

We are furnishing proxy materials to our shareholders on the Internet, rather than mailing a paper copy of the materials (including our 2015 annual report) to each shareholder, unless you have requested us to send you a paper copy. We have adopted this procedure pursuant to rules adopted by the Securities and Exchange Commission (SEC). If you received only a Notice Regarding the Availability of Proxy Materials (the Notice) by mail or email, you will not receive a paper or email copy of these proxy materials unless you request one. Instead, the Notice will instruct you as to how you may access and review the proxy materials on the Internet. The Notice will also instruct you as to how you may access your proxy card to vote over the Internet, by phone or by paper ballot. We are continually focused on improving the way we connect with our shareholders, and we believe that providing our proxy materials over the Internet increases the ability of our shareholders to obtain the information they need while reducing the environmental impact of our annual meeting and reducing our printing and mailing expenses. If you received the Notice by mail or email and would like to receive a paper copy of our proxy materials, free of charge, please follow the instructions included in the Notice. If your shares are held by a brokerage firm, dealer or other similar organization, the Notice or proxy materials, as applicable, are being forwarded to you by that organization, and you should follow the instructions for voting as set forth on that organization’s voting instruction card.
Voting and Proxy Procedure
Who Can Vote at the Meeting
You are entitled to vote your Company common stock if you held shares of Company common stock at the close of business on December 31, 2015, including through the Bank’s 401(k) Plan, or if you are a participant in the Company’s employee stock ownership plan (“ESOP”) who had shares allocated to your account on December 31, 2015. If your shares are held through a broker, bank or similar holder of record, you are considered the beneficial owner of shares held in “street name” and these proxy materials are being made available to you by your broker, bank or other holder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record how to vote by filling out a voting instruction form. Your broker, bank or other holder of record may allow you to provide voting instructions by telephone or by the Internet. Please see the voting instruction form provided by your broker, bank or other holder of record that you received.
Current and former employees who participate in the ESOP will receive a vote authorization email for the ESOP that reflects all shares such persons may direct the trustees to vote on their behalf under the plan. The Company's proxy statement and annual report form 10K will be available through the Company's intranet or at WWW.CHFNIR.COM. Under the terms of the ESOP, the ESOP trustee votes all shares held by the ESOP, but each ESOP participant may direct the trustee how to vote the shares of common stock allocated to his or her account. The ESOP trustee will vote all unallocated shares of the common stock held by the ESOP and allocated shares for which no voting instructions are received in the same proportion as shares for which it has received timely voting instructions, subject to the ESOP trustee’s fiduciary duties.
As of the close of business on December 31, 2015, there were 15,229,064 shares of Company common stock outstanding. Each share of common stock has one vote.
Attending the Meeting
If you were a shareholder as of the close of business on December 31, 2015, you may attend the meeting. However, if your shares of Company common stock are held in street name, you will need proof of ownership to be admitted to the meeting. A recent brokerage statement or a letter from a bank or broker are examples of proof of ownership. If you want to vote your shares of Company common stock held in street name in person at the meeting, you will have to get a written proxy in your name from the broker, bank or other holder of record who holds your shares.
Quorum and Vote Required for Proposals
Quorum. A majority of the outstanding shares of common stock entitled to vote is required to be represented at the meeting, in person or by proxy, to constitute a quorum for the transaction of business.
Votes Required for Proposals. At this year’s annual meeting, shareholders will elect two directors to serve for a term of three years. In voting on the election of directors, you may vote in favor of the nominees, withhold votes as to all nominees, or withhold votes as to each nominee. There is no cumulative voting for the election of directors. Directors must be elected by a plurality of the votes cast at the annual meeting. This means that the nominees receiving the greatest number of votes will be elected.
In voting on the ratification of the appointment of Dixon Hughes Goodman LLP as the Company’s independent registered public accounting firm, you may vote in favor of the proposal, vote against the proposal or abstain from voting. To ratify the selection of Dixon Hughes Goodman LLP as our independent registered public accounting firm for fiscal 2016, the affirmative vote of a majority of the votes cast on the proposal is required.
In voting on the advisory, non-binding proposal to approve the executive compensation described in this proxy statement, you may vote in favor of the advisory proposal, vote against the advisory proposal or abstain from voting. The affirmative vote of a majority of the votes cast is required for the proposal to pass. While this vote is required by law, it will neither be binding on the Board of Directors, nor will it create or imply any change in the fiduciary duties of, or impose any additional fiduciary duty on the Board of Directors.
Broker Non-Votes. A broker or other holder of record is permitted to vote shares in the record holder’s discretion regarding routine matters (e.g., the ratification of the independent registered public accounting firm) if the beneficial owner does not provide voting instructions. If you do not provide your broker or other record holder with voting instructions on non-routine matters (e.g. the election of directors), your broker will not be able to vote your shares on such matters. Accordingly, a “broker non-vote” occurs when a broker or other record holder submits a proxy for the meeting with respect to routine matters, but does not vote on non-routine matters because the beneficial owner did not provide voting instructions on these matters.
How Votes Are Counted. If you return or submit valid proxy instructions or attend the meeting in person, we will count your shares for purposes of determining whether there is a quorum, even if you abstain from voting. Broker non-votes also will be counted for purposes of determining the existence of a quorum.
In counting votes for the election of directors, votes that are withheld and broker non-votes will have no effect on the outcome of the election.

In counting votes on the proposal to ratify the selection of the independent registered public accountants, abstentions will have no effect on the outcome of this vote.
In counting votes on the advisory, non-binding proposal to approve executive compensation, abstentions and broker non-votes will have no effect on the outcome of the vote.
Voting by Proxy
The Company’s Board of Directors is making this proxy statement available to you to request that you allow your shares of Company common stock to be represented at the annual meeting by the persons named in the enclosed proxy card. All shares of Company common stock represented at the meeting by properly executed and dated proxies will be voted according to the instructions indicated on the proxy card. If you sign, date and return a proxy card without giving voting instructions, your shares will be voted as recommended by the Company’s Board of Directors.
The Board of Directors recommends that you vote:
◦for each of the nominees for director;
◦for ratification of the appointment of Dixon Hughes Goodman LLP as the Company’s independent registered public accounting firm; and
◦for approval of the advisory, non-binding proposal to approve the executive compensation described in this proxy statement.
If any matters not described in this proxy statement are properly presented at the annual meeting, the persons named in the proxy card will use their judgment to determine how to vote your shares. This includes a motion to adjourn or postpone the meeting to solicit additional proxies. If the annual meeting is postponed or adjourned for less than 120 days, your Company common stock may be voted by the persons named in the proxy card on the new meeting date, provided you have not revoked your proxy. The Company does not currently know of any other matters to be presented at the meeting.
You may revoke your proxy at any time before the vote is taken at the meeting. To revoke your proxy, you must advise the Corporate Secretary of the Company in writing before your common stock has been voted at the annual meeting, deliver a later dated proxy or attend the meeting and vote your shares in person by ballot. Attendance at the annual meeting will not in itself constitute revocation of your proxy.

Corporate Governance
General
The Company periodically reviews its corporate governance policies and procedures to ensure that the Company reports results with accuracy and transparency and maintains full compliance with the laws, rules and regulations that govern the Company’s operations. As part of this periodic corporate governance review, the Board of Directors reviews and adopts best corporate governance policies and practices for the Company.
Code of Ethics and Business Conduct
The Company has adopted a Code of Ethics and Business Conduct that is designed to promote the highest standards of ethical conduct by the Company’s directors, executive officers and employees. The Code of Ethics and Business Conduct requires that the Company’s directors, executive officers and employees avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner and otherwise act with integrity and in the Company’s best interest. Under the terms of the Code of Ethics and Business Conduct, directors, executive officers and employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of the Code of Ethics and Business Conduct. A copy of the Code of Ethics and Business Conduct can be found at www.chfnir.com in the “Corporate Overview-Governance Documents” section or through CharterBank's website, www.charterbank.net.
As a mechanism to encourage compliance with the Code of Ethics and Business Conduct, the Company has established procedures to receive, retain and treat complaints regarding accounting, internal accounting controls and auditing matters. These procedures ensure that individuals may submit concerns regarding questionable accounting or auditing matters in a confidential and anonymous manner. The Code of Ethics and Business Conduct also prohibits the Company from retaliating against any director, executive officer or employee who reports actual or apparent violations of the Code of Ethics and Business Conduct.
In addition, we have adopted a Code of Ethics for Senior Officers that is applicable to our senior financial officers, including our principal executive officer, principal financial officer, principal accounting officer and all officers performing similar functions. A copy of the Code of Ethics for Senior Officers can be found at www.chfnir.com in the “Corporate Overview-Governance Documents” section or through CharterBank's website, www.charterbank.net.
Meetings of the Board of Directors
The Company conducts business through meetings of its Board of Directors and through activities of its committees. During fiscal 2015, the Board of Directors held twelve (12) board meetings. Each director attended at least 75% of the total meetings of the Board of Directors and the Board committees on which such directors served.
Board Leadership Structure
The Board of Directors combines the position of Chairman of the Board with the position of Chief Executive Officer. The Board of Directors believes this structure provides an efficient and effective leadership model for the Company. Combining the Chairman of the Board and Chief Executive Officer positions fosters clear accountability, effective decision-making, and alignment on corporate strategy. Mr. Johnson is intimately involved in the day-to-day operations of our Company and is thus in a position to elevate the most critical business issues for consideration by the independent directors of the Board. The Board of Directors believes its administration of its risk oversight function is not adversely affected by the Board’s leadership structure. To assure effective independent oversight, the Board has adopted a number of governance practices to enhance its independence. All of the directors on each of the Audit Committee, the Personnel & Compensation Committee

and the Nominating and Corporate Governance Committee are independent directors. The Personnel & Compensation Committee conducts performance evaluations of the Chairman of the Board and Chief Executive Officer. The Board, in conjunction with the Nominating and Corporate Governance Committee regularly reviews the Board’s leadership structure. After consideration, both our Nominating and Corporate Governance Committee and our Board of Directors have concluded that the independent nature of our Board committees, as well as the practice of our independent directors meeting in executive session, ensures that our Board maintains a level of independent oversight of management that is appropriate for our Company. We do not have a lead independent director, but our non-management directors regularly meet in executive session without management present, no less than two times a year. Prior to each meeting in executive session, a presiding director is selected by the non-management directors.
Board’s Role in Risk Oversight
The Board’s role in the Company’s risk oversight process includes receiving regular reports from the Company’s Senior Vice President of Strategic Planning and Risk Management and other members of senior management on areas of material risk to the Company, including operational, financial, legal and regulatory, strategic and reputational risks. The Board of Directors (or the appropriate Board committee in the case of risks that are reviewed and discussed at committee meetings) receives these reports from the Senior Vice President of Risk Management or other appropriate “risk owner” within the organization, which enables the Board or the appropriate Board committee to identify, mitigate and monitor the material business risks of the Company. When a committee is charged with management of a particular risk, the Chairman of the committee reports risk-related matters addressed by the committee at the next meeting of the full Board of Directors. This enables the Board and its committees to coordinate the risk oversight role, particularly with respect to risk interrelationships.
Committees of the Board of Directors
The following table identifies the members of our standing Audit, Nominating & Corporate Governance and Personnel & Compensation Committees as of December 31, 2015. Each committee operates under a written charter available at www.chfnir.com in the “Corporate Overview-Governance Documents” section or through CharterBank's website, www.charterbank.net.

Director	Audit Committee	Personnel & Compensation Committee	Nominating & Corporate Governance Committee

David Z. Cauble, III	Chair	Member	Member
Jane W. Darden	Member	Member
Thomas M. Lane*	Member	Chair	Member
Edward D. Smith	Member	Member
David L. Strobel	Member		Member
Number of Meetings in fiscal 2015	6	3	1
__________________________________
* Financial Expert
Audit Committee. The committee oversees and monitors the Company’s financial reporting process and internal control system, reviews and evaluates the audits performed by the outside independent registered public accounting firm, and reports any substantive issues found during the audits to the Board of Directors. The committee is directly responsible for the appointment, compensation and oversight of the work of the independent registered public accounting firm. The committee will also review and approve transactions (other than loans, which are approved by the full Board of Directors) with related parties. All members of the Audit Committee are independent in accordance with applicable rules of NASDAQ and the Securities and Exchange Commission.

The Board of Directors has designated Thomas M. Lane as an audit committee financial expert under the rules of the Securities and Exchange Commission. The report of the Audit Committee required by the rules of the Securities and Exchange Commission is included in this proxy statement under the heading “Audit Committee Report.”

Personnel & Compensation Committee. Our Personnel & Compensation Committee (the “Compensation Committee”) is responsible for administering our executive officer compensation program. The Compensation Committee reviews, evaluates and approves all compensation components of Charter Financial’s Chief Executive Officer and other executive officers, including base salary, annual incentives, long-term incentives/equity, benefits and other perquisites. The Compensation Committee also oversees the administration of our 2013 Equity Incentive Plan (including approval of grants to executive officers and non-employee directors), and evaluates and modifies from time to time the compensation philosophy and objectives of the Company and the Bank,
The Compensation Committee has authority under its charter to engage the services of independent third party advisers, including compensation consultants and legal counsel, to assist it in reviewing and determining executive officer compensation. The Compensation Committee has retained Meridian Compensation Partners, LLC (“Meridian”) as compensation consultant to the committee on a variety of compensation and benefit matters relating to executive compensation. The Compensation Committee engaged Meridian [in 2013] to conduct a comprehensive review, which included a review of executive officer compensation. This review compared the compensation paid to executive officers by Charter Financial to that paid by a peer group selected by Meridian. In addition, the Compensation Committee relies on input from the CEO in considering compensation for other executive officers.
The Compensation Committee’s charter requires that it consider all factors required by The NASDAQ Stock Market, Inc. and the Securities and Exchange Commission in selecting an independent third party adviser. All members of the Compensation Committee are independent in accordance with applicable rules of NASDAQ.
Nominating & Corporate Governance Committee. Pursuant to the Nominating & Corporate Governance Committee charter, the Company’s Nominating & Corporate Governance Committee assists the Board of Directors in identifying qualified individuals to serve as Board members, in determining the composition of the Board of Directors and its committees, in monitoring a process to assess Board effectiveness and in developing and implementing the Company’s corporate governance guidelines. The Nominating & Corporate Governance Committee also considers and recommends the nominees for director to stand for election at the Company’s annual meeting of shareholders. The procedures of the Nominating & Corporate Governance Committee required to be disclosed by Securities and Exchange Commission rules are included in this proxy statement under the heading “Nominating & Corporate Governance Committee Procedures.” All members of the Nominating & Corporate Governance Committee are independent in accordance with applicable rules of NASDAQ.
Director Attendance at the Annual Meeting
The Board of Directors encourages each director to attend annual meetings of shareholders. All of our directors attended the annual meeting of shareholders in 2015.

Stock Ownership
The following table provides information as of December 31, 2015, with respect to persons known by the Company to be the beneficial owners of more than 5% of the Company’s outstanding common stock. A person may be considered to own any shares of common stock over which he or she has, directly or indirectly, sole or shared voting or investing power. Percentages are based on 15,229,064 shares of Company common stock outstanding as of December 31, 2015.

Name and Address	Number of Shares Owned (1)	Percent of Common Stock Outstanding

Private Capital Management	875,602	5.7%
8889 Pelican Bay Blvd., Ste 500 Naples, FL 34108
Renaissance Technologies Co.	864,459	5.7%
800 Third Avenue New York, NY 10022
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(1) Based on information contained in a Schedule 13-F filed with the Securities and Exchange Commission as of September 30, 2015.
The following table provides information as of December 31, 2015 about the shares of the Company common stock that may be considered to be beneficially owned by each director and named executive officer listed in the Summary Compensation Table in the Executive Compensation section of this proxy statement, and all directors and executive officers of the Company as a group. A person may be considered to beneficially own any shares of common stock over which he or she has, directly or indirectly, sole or shared voting or investment power or has the right to acquire beneficial ownership at any time within 60 days of December 31, 2015. Unless otherwise indicated, none of the shares listed are pledged as security, and each of the named individuals has sole voting power and sole investment power with respect to the number of shares shown. Percentages are based on 15,229,064 shares of Company common stock outstanding as of December 31, 2015.

Name of Beneficial Owner	Total Shares Beneficially Owned		Percent of All Common Stock Outstanding

Directors and Nominees:
Robert L. Johnson	524,175	(1)	3.4%
David Z. Cauble, III	83,700	(2)	*
Jane W. Darden	96,758	(3)	*
Curti M. Johnson	168,019	(4)	1.1%
Thomas M. Lane	88,278	(5)	*
Edward D. Smith	43,040	(6)	*
David L. Strobel	59,949	(7)	*
Named Executive Officers Other Than Directors:
Curtis R. Kollar	262,575	(8)	1.7%
Lee Washam	273,434	(9)	1.8%

All directors, nominees and executive officers as a group (9 persons)	1,599,928		10.4%
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* Less than 1%.

(1)
Includes 68,589 shares of unvested restricted stock, 18,209 shares held in the ESOP, 9,808 shares held by Mr. Johnson’s 401(k) account, 28,156 shares held in Mr. Johnson’s Individual Retirement Account, 3,117 shares held in his spouse’s Individual Retirement Account, 11,253 shares for which Mr. Johnson is custodian and 220,067 shares that can be acquired pursuant to stock options exercisable within 60 days of December 31, 2015.

(2)	Includes 10,289 shares of unvested restricted stock and 37,099 shares that can be acquired pursuant to stock options exercisable within 60 days of December 31, 2015.

(3)
Includes 10,289 shares of unvested restricted stock, 6,235 shares held by her spouse, 6,640 shares held in trust for which Ms. Darden is trustee, and 37,099 shares that can be acquired pursuant to stock options exercisable within 60 days of December 31, 2015.

(4)
Includes 27,436 shares of unvested restricted stock, 2,624 shares held in the ESOP, 1,247 shares for which Mr. Johnson is custodian, 489 shares held by his spouse in an Individual Retirement Account and 86,774 shares that can be acquired pursuant to stock options exercisable within 60 days of December 31, 2015.

(5)
Includes 10,289 shares of unvested restricted stock, 4,488 shares held in Mr. Lane’s wife’s retirement account and 34,106 shares that can be acquired pursuant to stock options exercisable within 60 days of December 31, 2015.

(6)
Includes 10,289 shares of unvested restricted stock, 8,747 shares held in Mr. Smith’s 401(k) account and 17,146 shares that can be acquired pursuant to stock options exercisable within 60 days of December 31, 2015.

(7)
Includes 10,289 shares of unvested restricted stock, 1,000 shares held by Mr. Strobel’s wife, and 33,357 shares that can be acquired pursuant to stock options exercisable within 60 days of December 31, 2015.

(8)
Includes 34,296 shares of unvested restricted stock, 15,766 shares held in the ESOP, 35,309 shares held by Mr. Kollar’s 401(k) account, 12,806 shares held in Mr. Kollar’s Individual Retirement Account, 12,471 shares held by his spouse’s living trust, 2,037 shares held in his spouse’s Individual Retirement Account, and 109,129 shares that can be acquired pursuant to stock options exercisable within 60 days of December 31, 2015. Mr. Kollar holds 40,761 of his shares and 12,471 of his spouse's shares as collateral for a margin trading account.

(9)
Includes 34,296 shares of unvested restricted stock, 17,466 shares held in the ESOP, 1,482 shares held in a 401(k) account, 35,757 shares held in an Individual Retirement Account and 107,538 shares that can be acquired pursuant to stock options exercisable within 60 days of December 31, 2015.

Proposal 1 - Election of Directors
The Board of Directors of Charter Financial is presently composed of seven members. Pursuant to Charter Financial’s bylaws, the Board is divided into three classes with three-year staggered terms, with approximately one-third of the directors in each class. The Board has nominated Curti M Johnson and Edward D. Smith for election to the Board of Directors to serve for three-year terms and until their respective successors are elected and qualified. All nominees for election as director are currently members of the Board of Directors.
All of the directors and nominees are independent under the rules of The NASDAQ Stock Market, Inc., except for Robert L. Johnson, our President and Chief Executive Officer and Curti M. Johnson, our General Counsel and Senior Vice President. In determining the independence of directors, the Board of Directors considered the payment of approximately $22,300 to Hutchinson Traylor Insurance during fiscal 2015, of which director Smith is a 50% owner. CharterBank purchases various insurance products through Hutchinson Traylor Insurance.
It is intended that the proxies solicited by the Board of Directors will be voted for the election of the nominees named below unless other instructions are provided. If any nominee is unable to serve, the persons named in the proxy card will vote your shares to approve the election of any substitute proposed by the Board of Directors. Alternatively, the Board of Directors may adopt a resolution to reduce the size of the Board. At this time, the Board of Directors knows of no reason why any nominee might be unable to serve.
The Board of Directors recommends a vote “FOR” the election of all nominees.
Information regarding the nominees, directors continuing in office and executive officers that are not also directors is provided below. Unless otherwise stated, each individual has held his or her current occupation for the last five years. For information regarding the process for selecting nominees, see “Nominating & Corporate Governance Committee Procedures.”

Name	Position(s) Held With Charter Financial Corporation	Age (1)	Director Since (2)	Current Term Expires

Nominees
Curti M. Johnson	Director, General Counsel and Senior Vice President	56	2007	2016
Edward D. Smith	Director	41	2011	2016

Directors Continuing in Office
Robert L. Johnson	President, Chief Executive Officer and Director	62	1986	2017
David Z. Cauble, III	Director	63	1996	2017
David L. Strobel	Director	64	2003	2017

Jane W. Darden	Director	65	1988	2018
Thomas M. Lane	Director	61	1996	2018

Executive Officers Who Are Not Directors
Curtis R. Kollar	Senior Vice President and Chief Financial Officer	63
Lee Washam	President of CharterBank	54
__________________________________

(1)	As of December 31, 2015.

(2)	Includes service as a director of CharterBank prior to its mutual-to-stock conversion.

The Nominees Standing for Election

Mr. Johnson serves as a Senior Vice President and General Counsel of CharterBank. He is a member of both the Georgia and Alabama Bar Associations. Prior to joining CharterBank on a full-time basis on January 3, 2011, Mr. Johnson was a partner in the law firm of Johnson, Caldwell & McCoy in Lanett, Alabama. Mr. Johnson served as a director of Citizens BancGroup, a bank holding company in Valley, Alabama, from 1988 until it was acquired by CharterBank in 1999. He served as Chairman of Citizens BancGroup from 1996 through 1999. He received his B.A. degree from Vanderbilt University and his law degree from the University of Virginia School of Law. Mr. Johnson is President of the Chattahoochee Fuller Center Project, Inc., a non-profit devoted to providing affordable housing to low to moderate income households, and serves on the LaGrange College Board of Trustees. Mr. Johnson is the brother of Robert L. Johnson, our Chairman of the Board and Chief Executive Officer. Mr. Johnson’s legal expertise provides the Board of Directors with insight on legal matters involving CharterBank, and his local contacts with customers and businesses assist CharterBank with business generation and product offerings.

Curti M. Johnson

Mr. Smith is co-owner and Executive Vice-President of Hutchinson Traylor, an insurance and financial services firm. He has his resident and surplus lines licenses in Life & Health and Property & Casualty insurance, and has also earned his Series 6, 63 & 65 Securities Licenses and obtained the Certified Insurance Counselor (CIC) designation. Prior to joining Hutchinson Traylor, Mr. Smith served several years in the Financial Services Division of Accenture, LLP. Mr. Smith attended Wake Forest University where he graduated Magna Cum Laude from the Wayne Calloway School of Business and Accountancy. Mr. Smith actively participates in several community service organizations. He is a member of the Executive Committee and chairs the Development Committee as part of his service on the Board of Trustees of LaGrange College. He also serves as Past President of the College’s Leadership Council. He is the Vice-Chair of the Downtown LaGrange Development Authority and Past President of the Board of Directors for both the LaGrange Rotary Club and the local Boys & Girls Club of West Georgia. Mr. Smith’s extensive and diverse experience in insurance, risk management, retirement planning and financial services, including employee benefits, as well as his active role in the community served by CharterBank, provide the Board with valuable insight in these areas.

Edward D. Smith

Directors Having Continuing Terms

Mr. Cauble is self-employed as a food service consultant and investor. He was the Owner and President of Vend-All Company in LaGrange, Georgia, until its sale in 1996. Previously he was Vice President-Sales in his family’s Coca-Cola Bottling business. He is a graduate of Washington & Lee University, serves as Chairman of Cobb Foundation, and is a member of Young Presidents’ Organization. As a manager and owner of several businesses and as an investor, Mr. Cauble provides the Board of Directors with insight concerning the opportunities and risks associated with lending to commercial companies and small businesses.

David Z. Cauble III

Ms. Darden is responsible for overall management, including bookkeeping, for family assets which include investments and timberland. She was formerly employed in the banking field for five years, and has a B.A. in Psychology from Converse College. Ms. Darden serves on various Committees for the First United Methodist Church of West Point, Georgia including Administrative Council. As a manager of a variety of different businesses, and with her experience in banking, Ms. Darden provides the Board of Directors with a number of different perspectives and insights.

Jane W. Darden

Mr. Johnson has been the President and Chief Executive Officer of Charter Financial since its inception, Chief Executive Officer of CharterBank since 1996 and President of CharterBank from 1996 to 2007. In 2007, Mr. Johnson was elected Chairman of the Board of Directors. Prior to 1996, he served as Financial Analyst, then Senior Vice President and Chief Financial Officer of CharterBank. He began continuous service with CharterBank in 1984. Mr. Johnson has an undergraduate degree from Vanderbilt University and a Master’s Degree in Business Administration with a concentration in Finance from the University of Alabama. He is a graduate of the University of Texas at Austin Graduate School of Community Bank Management. He - serves on the Point University Board of Trustees and is Chairman of The Charter Foundation, Inc. Mr. Johnson also is affiliated with the West Point Rotary Club. Mr. Johnson is the brother of Curti M. Johnson, a director of Charter Financial and General Counsel and a Senior Vice President of CharterBank. Mr. Johnson provides the Board of Directors with broad perspective on Charter Financial’s strategies, challenges and opportunities as a result of his long affiliation with CharterBank in a variety of senior management roles.

Robert L. Johnson

Mr. Lane is AVP of Operations and Finance of EAMC Lanier Medical Center. Previously he was CFO of Lanier Health Services until it was merged with East Alabama Medical Center in 2014. He was the Senior Vice President and Treasurer of WestPoint Home, Inc. and its predecessors from March 2000 until March 2007. He previously served as its Treasurer from 1997 to 1999. Prior to that time, he served as Controller of Budgets and Analysis for WestPoint Pepperell, one of the predecessors of West Point Home, Inc. He had been continuously employed in various financial and accounting positions with WestPoint Home and its predecessor companies since June 1976. Mr. Lane received his B.S. in Business Administration from Auburn University in 1976. Mr. Lane’s diverse senior management experiences in financial and accounting roles for several large enterprises provide the Board of Directors with perspective on CharterBank’s financial and accounting practices and procedures, financial reporting, as well as Charter Financial’s relationship with its internal and external accounting firms. In addition, Mr. Lane has been designated as an audit committee financial expert by the Board of Directors.

Thomas M. Lane

Mr. Strobel has been the Executive Vice President and General Manager of Shannon, Strobel & Weaver Constructors & Engineers, Inc. since 1977. He received his B.S. in Mechanical Engineering from the University of Notre Dame in 1973, and is a Registered Professional Engineer. Mr. Strobel served as a member of the Board of Directors of EBA Bancshares and Eagle Bank of Alabama from 1998 until their acquisition by CharterBank in 2003. In February 1999, he assumed the position of chairman of EBA Bancshares. He joined the Board of Directors of CharterBank and Charter Financial in August 2003. Mr. Strobel's other affiliations include ten years of service as a Member of the Auburn City Board of Education from 2003 to 2013, including one year as Board President, and membership in several other professional societies. Mr. Strobel’s experience in managing the operations of a construction and engineering business provides the Board of Directors with general business acumen, and his real estate and construction knowledge and experience and prior service on the board of another financial institution provides the Board of Directors with perspective and experience in CharterBank’s lending operations.

David L. Strobel

Executive Officers Who are Not Directors

Mr. Kollar has been the Vice President and Treasurer of CharterBank since 1991. He was named Chief Financial Officer of Charter Financial and of CharterBank in 2001. In 2004 Mr. Kollar was promoted to Senior Vice President of the Company and CharterBank. He has an undergraduate degree from Ohio Wesleyan University and an M.S. in Accounting from Syracuse University. He is a graduate of the Graduate School of Community Bank Management and is a Certified Public Accountant (CPA) and Certified Management Accountant (CMA). Mr. Kollar has 28 years experience in the banking field. Mr. Kollar serves as treasurer of West Point First United Methodist Church and he is a past President and member of the Board of Directors of the Chattahoochee Valley Hospital Society and a past President of the West Point Rotary Club.

Curtis R. Kollar

Mr. Washam has been President of CharterBank since January of 2007. Before that, he served as Executive Vice President for six years and has over 32 years of banking experience. He received his B.S. in Business Administration from LaGrange College in 1983 and is a 1995 graduate of The Graduate School of Banking at Louisiana State University. Mr. Washam’s current affiliations include: LaGrange Lions Club, Leadership Troup, The Georgia Community Bankers Association, The First Baptist Church, Board Member & Treasurer of Highland County Club and Board Member Biblical Learning Center.

Lee Washam

Proposal 2 - Ratification of Independent Registered Public Accounting Firm
The Audit Committee of the Board of Directors has appointed Dixon Hughes Goodman LLP to be its independent registered public accounting firm for the 2016 fiscal year, subject to ratification by the shareholders. A representative of Dixon Hughes Goodman LLP is expected to be present at the annual meeting to respond to appropriate questions from shareholders and will have the opportunity to make a statement should he or she desire to do so.
The Board of Directors is submitting the selection of Dixon Hughes Goodman LLP as the Company’s independent registered public accounting firm to the shareholders for ratification as a matter of good corporate practice. If the ratification of the appointment of Dixon Hughes Goodman LLP is not approved by a majority of the votes present and entitled to vote at the annual meeting, other independent registered public accounting firms may be considered by the Audit Committee of the Board of Directors. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such change is in the best interests of the Company and its shareholders.
The Board of Directors recommends that shareholders vote “FOR” the ratification of the appointment of Dixon Hughes Goodman LLP as the Company’s independent registered public accounting firm.
Audit Fees
The following table sets forth the fees billed to the Company for the fiscal years ended September 30, 2015 and 2014 by Dixon Hughes Goodman LLP.

	2015		2014
	Fees	% of Total	Fees	% of Total

Audit fees (1)	$282,000	83.4%	$385,000	87.6%
Audit-related fees (2)	2,120	0.6%	7,400	1.7%
Tax fees (3)	54,085	16.0%	47,175	10.7%
All other fees	—	—%	—	—%
__________________________________

(1)
For 2015 and 2014, includes audit of consolidated financial statements, quarterly review services, audit of internal controls over financial reporting, and review of Forms 10-K and 10-Q. 2014 fees include audit reporting requirements under loss-sharing agreements with the Federal Deposit Insurance Corporation.

(2)	2015 and 2014 fees include accounting and other technical accounting consultations.

(3)	For 2015 and 2014, includes income tax return preparation, quarterly tax estimate services, state and local tax matters, and corporate tax planning.
Pre-Approval of Services by the Independent Registered Public Accounting Firm
The Audit Committee is responsible for appointing, setting compensation and overseeing the work of the independent registered public accounting firm. In accordance with its charter, the Audit Committee approves, in advance, all audit and permissible non-audit services to be performed by the independent registered public accounting firm. Such approval process ensures that the external auditor does not provide any non-audit services to the Company that are prohibited by law or regulation.
In addition, the Audit Committee has established a policy regarding pre-approval of all audit and permissible non-audit services provided by the independent registered public accounting firm. Requests for services by the independent registered public accounting firm for compliance with the auditor services policy must be specific as to the particular services to be provided. The request may be made with respect to either specific services or a type of service for predictable or recurring services. During the fiscal year ended September 30, 2015, all services were approved, in advance, by the Audit Committee in compliance with these procedures.
Audit Committee Report
The Company’s management is responsible for the Company’s internal controls and financial reporting process. The Company’s independent registered public accounting firm was engaged to perform an independent audit of the Company’s consolidated financial statements and issuing an opinion on the conformity of those financial statements with generally accepted accounting principles. The Company’s independent registered public accounting firm was also engaged to perform an audit of the effectiveness of internal controls over financial reporting and issue a report thereon. The Audit Committee oversees the Company’s internal controls and financial reporting process on behalf of the Board of Directors.
In this context, the Audit Committee has met and held discussions with management and the independent registered public accounting firm. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles and that the Company maintained effective internal controls over financial reporting and the Audit Committee has reviewed and discussed the consolidated financial statements and the reports on effectiveness of internal controls over financial reporting with management and the independent registered public accounting firm. The Audit Committee discussed with the independent registered public accounting firm matters required to be discussed by the Public Company Accounting Oversight Board auditing standard No. 16 (communications with Audit Committees) including the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of the disclosures in the financial statements.
In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning the independent registered public accounting firm’s independence, and has discussed such independence with the independent registered public accounting firm. In concluding that the registered public accounting firm is independent, the Audit Committee considered, among other factors, whether the non-audit services provided by the firm were compatible with its independence.
The Audit Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for their audit. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their audit, their evaluation of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The Audit Committee meets regularly with the internal auditor to discuss the overall scope and plans for respective internal audits. The Audit Committee also discusses the results of internal audit examinations, including any co-sourced or outsourced examination reports.
In performing all of these functions, the Audit Committee acts only in an oversight capacity. In its oversight role, the Audit Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for financial statements and reports, and of the independent registered public accounting firm who, in their reports, express opinions on the conformity of the Company’s financial statements to generally accepted accounting principles and the effectiveness of internal controls over financial reporting. The Audit Committee reviews with management the Company’s major financial risk exposures and the steps management has taken to monitor, mitigate, and control such exposures. Management has the responsibility for the implementation of these activities.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the board has approved, that the audited consolidated financial statements and management’s report on the effectiveness of internal controls over financial reporting be included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2015, for filing with the Securities and Exchange Commission. The Audit Committee also has approved, subject to shareholder ratification, the selection of the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2016.
This report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this report by reference, and shall not otherwise be deemed filed with the Securities and Exchange Commission.
Audit Committee of the Board of Directors of Charter Financial Corporation
David Z. Cauble, III, Chair
Jane W. Darden
Thomas M. Lane
Edward D. Smith
David L. Strobel

Proposal 3 - Advisory Vote On Executive Compensation

The compensation of our principal executive officer, principal financial officer and our two other executive officers (“named executive officers”) is described under the heading “Executive Compensation.” Shareholders are urged to read the Executive Compensation section of this proxy statement, which discusses our compensation policies and procedures with respect to our named executive officers.
In accordance with Section 14A of the Securities Exchange Act of 1934 (the “Exchange Act”), shareholders will be asked at the annual meeting to provide their support with respect to the compensation of our named executive officers by voting on the following advisory, non-binding resolution:
RESOLVED, that the shareholders of Charter Financial Corporation approve, on an advisory basis, the compensation of Charter Financial Corporation’s named executive officers described in the Executive Compensation section of Charter Financial Corporation’s Proxy Statement.
This advisory vote, commonly referred to as a “say-on-pay” advisory vote, is non-binding on the Board of Directors. Although non-binding, the Board of Directors and the Personnel and Compensation Committee value constructive dialogue on executive compensation and other important governance topics with our shareholders and encourages all shareholders to vote their shares on this matter. The Board of Directors and the Personnel & Compensation Committee will review the voting results and take them into consideration when making future decisions regarding our executive compensation programs.
Unless otherwise instructed, validly executed proxies will be voted “FOR” this resolution.
The Board of Directors unanimously recommends that you vote “FOR” the resolution set forth in Proposal Three.

Compensation Discussion and Analysis
Fiscal 2015- October 1, 2014 - September 30, 2015

This section provides an overview and analysis of our compensation programs and policies for our executive officers and the material compensation decisions we made with respect to such officers for the fiscal year ended September 30, 2015. This information should be read in conjunction with the compensation tables, related narratives, and notes contained later in this Proxy Statement. This discussion focuses on the compensation awarded to, earned by, and paid to the following individuals, who are referred to as the “named executive officers” throughout this proxy statement:
•Robert L. Johnson, President and Chief Executive Officer
•Curtis R. Kollar, Senior Vice President and Chief Financial Officer
•Lee Washam, President of Charter Bank
•Curti M. Johnson, Senior Vice President and General Counsel

Compensation Philosophy and Objectives
Our overall goal in compensation executive officers is to attract, retain and motivate key executives who are critical to our future success. The Compensation Committee’s executive compensation philosophy is that each executive officer’s total compensation, including base salary, short-term incentives, long-term equity incentives, benefits and perquisites, should be within market competitive ranges and should be balanced to motivate attainment of our short-term and long-term strategic objectives. The Compensation Committee’s short-term and long-term incentive compensation programs are designed to encourage performance, ownership and alignment with the interests of our shareholders.
The Compensation Committee’s overall objective regarding executive compensation is to provide the Company’s executives with a competitive, performance-based compensation package to motivate and reward the attainment of the Company’s strategic goals, including financial goals and share performance. As a result, the Compensation Committee considers not only the Company’s performance, but the individual executive’s attainment of both annual and long-term goals and objectives and the appropriate mix of compensation in determining each executive’s individual compensation package. The Compensation Committee believes that a portion of the executive’s total compensation should be at risk based on performance in order to motivate and reward executives to achieve the Company’s strategic goals.
The Committee targets market median for base salary rates and conducts periodic surveys to determine market pay median for executive positions.
Role of Compensation Committee
Our compensation committee is responsible for administering our executive officer compensation program. The Compensation committee periodically reviews and approves all compensation decisions and programs relating to our executive officers, including base salary, annual incentives, long-term equity incentives, perquisites and other compensation. In connection with setting executive compensation, the Compensation Committee reviews and considers competitive market values, total compensation levels, compensation mix, the pay for performance relationship and how elements in the aggregate comprise the executive’s total compensation package. The Committee consists of independent members in accordance with NASDAQ requirements.
Role of Management
The named executive officers participate in the process of determining senior officer compensation by assisting the Compensation Committee in gathering information needed for their review of our compensation programs. In addition, Mr. Johnson makes recommendations to the Compensation Committee, as requested by the Committee, regarding base salary adjustments, incentive plan awards and equity plan awards. Annually, the Compensation Committee evaluates Mr. Johnson’s performance and reports its findings to the Board of Directors. In addition, Mr. Johnson provides a self-assessment of his performance to the Compensation Committee but does not participate in decisions relating to his compensation. The Compensation Committee makes a recommendation concerning Mr. Johnson’s salary to the Board of Directors and the Board of Directors approves Mr. Johnson’s salary.
Role of Compensation Consultant
The Compensation Committee has authority under its charter to engage the services of independent third party experts to assist it in reviewing and determining executive officer compensation. Pursuant to this authority, the Compensation committee regularly utilizes Meridian Compensation Partners LLC to evaluate and make recommendations with respect to base salary and incentive compensation for the Chief Executive Officer and other executive officers.
Use of Compensation Survey
We have retained Meridian Compensation Partners LLC to advise us with respect to our executive compensation program. The Compensation Committee relies on peer group surveys prepared by Meridian Compensation Partners to assess the competitiveness of CharterBank’s pay practices in the marketplace. The peer group data is used in combination with other published supplemental survey sources reflecting industry data for banks similar in size and region, as well as information relating to individual and CharterBank performance to help the Compensation Committee make compensation decisions. Our last comprehensive compensation evaluation of the positions held by our named executives occurred in fiscal 2013. We have not made any major changes in executive job grades since then. Job grades and pay ranges have been adjusted, using market-based data provided by various compensation sources.
Consideration of Most Recent Advisory Stockholder Vote on Executive Compensation
At the annual meeting of stockholders on February 18, 2015, over 81% of the shares represented and entitled to vote at the annual meeting were voted to approve the compensation of the Company’s named executive officers, as discussed and disclosed in the 2015 proxy statement. The Board and the Compensation Committee appreciate and value the views of our shareholders. In considering the results of this advisory vote on executive compensation, the Committee concluded that the compensation paid to our named executive officers and the Company’s overall pay practices enjoy strong stockholder support.
Going forward, future advisory votes on executive compensation will serve as an additional tool to guide the Board and the Compensation Committee in evaluating the alignment of the Company’s executive compensation program with the interests of the Company and its stockholders.
At the annual meeting of stockholders on February 19, 2014, our shareholders expressed a preference that advisory votes on executive compensation occur annually. Consistent with this preference, the Board determined to implement an advisory vote on executive compensation every year until the next required vote on the frequency of shareholder votes on the compensation of executive officers, which is scheduled to occur at the 2020 annual meeting.

Elements of Compensation
Our executive officer compensation program consists primarily of the following elements: base salary, annual performance-based cash incentives and long-term equity incentives, which together make up an executive’s total direct compensation. In addition we provide our executive officers with perquisites and certain other executive benefits, including retirement and severance benefits. Each of these elements is described below, together with information on our decisions regarding fiscal 2015 compensation.
Base Salary
The Compensation Committee believes that each executive officer’s base salary should reflect the officer’s role, responsibility, experience, performance and contribution to the success of the Company. Our Compensation Committee considers base salaries “competitive” when they are at the approximate market median of our peer group (see “Use of Compensation Survey”).
For executive officers, we utilize compensation information from Meridian Compensation Partners LLC. Our base salary levels for executive officers are intended to be competitive with our peer group to motivate individuals to discharge the responsibilities of their position and to reflect the officer’s role, responsibilities, experience, performance and contribution to CharterBank’s success. In setting base salaries, our Compensation Committee takes into account individual and CharterBank performance; the total current and potential compensation of a given officer; the levels of compensation paid by institutions that compete with us for executive talent; and the relative level of compensation in comparison to other executive officers and to our employees. Base salary continues to be targeted toward market median. The following base salary adjustments were effective during Fiscal 2015.
Base Salary Earnings

	FY 2014	FY 2015	Percent Increase

Bob Johnson	$326,473	$339,089	4%
Curt Kollar	189,236	195,385	3%
Lee Washam	217,929	226,972	4%
Curt Johnson	195,948	201,337	3%
Annual Cash Incentive Awards
CharterBank maintains an incentive compensation plan for employees to earn bonuses based on the achievement of pre-established performance goals. The plan consists of an incentive program which rewards performance, based on the achievement of key operating goals. All non-commissioned employees who are not covered under another cash incentive plan are eligible to participate.
The Company determines cash incentive awards in accordance with the guidelines established our Compensation Committee under our incentive compensation plan. Our goals are:

•	To maximize long-term shareholder value by reinforcing achievement of key operating goals as defined in our business plan and commitment to achievement of long-term strategic objectives.

•	Foster teamwork and cooperation, yet reinforce importance of individual performance.

•	Reward measurable, demonstrated results and require a minimum level of performance before paying incentives.

The Compensation Committee selects officers to whom awards are granted, approves the total incentive opportunities and approves the payouts and the total potential incentive compensation for each officer under the incentive compensation plan. In making these determinations, our Compensation Committee considers the responsibilities and grade classification of each officer, each officer’s performance and anticipated future contribution to the Company, and prevailing market compensation levels for similar positions at other banks. The Compensation Committee also considers recommendations for award levels made by our Chief Executive Officer.
The incentive compensation plan provides for an incentive, based on performance as measured by goal attainment from the scorecard model. Award opportunities are summarized within the corporate scorecard spreadsheet and approved annually by the Board of Directors or Compensation Committee. Payouts under our incentive compensation plan are determined based on achievement of pre-established fiscal year budget targets for categories of strategic criteria in comparison to actual results (for financial measures) or goals (for other measures).
Each financial target and non-financial goal is weighted, based on the Compensation Committee’s determination of the relative importance of each target and goal to our overall performance. The specific targets and percentages differ for each goal. Awards under the plan are based upon actual performance, compared to budgeted goals, and the officer’s job grade mid-point within the Company.
Incentive opportunities for named executive officers are as follows:

•	Robert L. Johnson, President and Chief Executive Officer- 60% of mid-point

•	Curtis R. Kollar, Senior Vice President and Chief Financial Officer- 35% of mid-point

•	Lee Washam, President of Charter Bank- 35% of mid-point

•	Curti M. Johnson, Senior Vice President and General Counsel- 35% of mid-point

Pay-outs under the incentive compensation plan are determined based on achievement of pre-established fiscal year budget targets for categories of strategic criteria in comparison to actual results. The performance targets include measures for Earnings per Share (EPS), Noninterest Income, Noninterest Expense, and Total Loan growth. For each respective performance target a threshold goal is established, along with a stretch goal that would result in payment of bonuses in excess of target. The plan includes an activator based on Earnings per Share, which must exceed $0.29 for any bonus to be paid. In addition, the plan includes de-activators based on certain possible deteriorations in regulatory relations and asset quality, and which if triggered, would eliminate any bonus payment. Specifically, nonperforming assets not covered by loss sharing shall not exceed $30 million. The bonus payout is limited to 50% attainment if nonperforming assets not covered by loss sharing exceed $20 million. The Earnings per Share and Noninterest Income targets are adjusted to remove the impact of the FDIC loss share buyout.

For the fiscal year ended September 30, 2015, the performance targets were set as follows:

•	Earnings per Share of $0.30 was set as the threshold goal and Earnings per Share of $0.42 was set as the “stretch” goal,

•	Noninterest Income of $13,500,000 was set as the threshold goal and Noninterest Income $14,500,000 was set as the “stretch” goal,

•	Noninterest Expense as a percent of average assets of 3.41% was set as the threshold goal and Noninterest Expense as a percent of average assets of 3.30% was set as the “stretch” goal, and

•	Gross Total Loans of $656,000,000 was set as the threshold goal and Gross Total Loans of $728,500,000 was set as the “stretch” goal.

In fiscal year 2015, we recognized adjusted Earnings per Share of $0.44, adjusted Noninterest Income of $14,870,801, Noninterest Expense as a percent of average assets of 3.68% and Gross Total Loans of $729,135,989.

In order to insure that the focus was not just on four goals, but that the bank as a whole was being managed, four de-activators were established. Any three of these could trigger a zero incentive and the fourth a reduced incentive. These were:

•	Satisfactory regulatory relations,

•	EPS of .29 - revisit if major transaction happens,

•	Nonperforming assets not covered by loss sharing not to exceed $30 million, and

•	Payout limited to 50% attainment if nonperforming assets not covered by loss sharing exceed $20 million

Since the above mentioned activator was met and no de-activators occurred to prevent a bonus, bonuses were paid on the EPS, Noninterest Income and Gross Total Loan performance measures. However, our Noninterest Expense as a percent of average assets was over the threshold performance target of 3.41% thus no bonus was paid on the Noninterest Expense component.

Key Performance Indicators

Measure	Weighting	0% Attainment	100% Attainment	12 Months Performance	% Attainment	Weighted Attainment

Earnings per Share	40%	$0.30	$0.42	$0.44	113%	45.40%
Noninterest Income	20%	$13,500,000	$14,500,000	$14,870,801	137%	27.42%
Noninterest Expense/Avg Assets	20%	3.41%	3.30%	3.68%	(247)%	—%
Total Loans - Gross	20%	$656,000,000	$728,500,000	$729,135,989	101%	20.18%
Total	100%					92.99%

Actual Incentives Paid for FY 2015

Name	Mid-Point	Attainment	Incentive Opportunity	2015 Incentive

Robert L. Johnson	$307,704	92.99%	60%	$171,680
Lee Washam	225,420	92.99%	35%	73,366
Curtis R. Kollar	195,852	92.99%	35%	63,743
Curti M. Johnson	195,852	92.99%	35%	63,743

Long Term Stock-Based Benefit Plans
The Company has implemented three stock-based incentive plans, two of which have expired. The purpose of the plans is to better align the interests of our management and Board of Directors with those of our stockholders, provide performance incentives to our senior officers and directors, and to encourage the retention of key employees and directors by facilitating the purchase of our stock through the exercise of options as well as the ownership of our stock through restricted stock awards.
2013 Equity Incentive Plan. At a special meeting held in 2013, the Company’s stockholders approved the Charter Financial Corporation 2013 Equity Incentive Plan (the “2013 Equity Incentive Plan”) to provide officers, employees and directors of the Company and the Bank with additional incentives to promote the growth and performance of Charter Financial Corporation. Subject to permitted adjustments for certain corporate transactions, the 2013 Equity Incentive Plan authorizes the issuance or delivery to participants of up to 2,000,520 shares of Company common stock pursuant to grants of incentive and non-statutory stock options, restricted stock awards and restricted stock units, provided that the maximum number of shares that may be delivered pursuant to the exercise of stock options (all of which may be granted as incentive stock options) is 1,428,943 shares and the maximum number of shares of Company stock that may be issued as restricted stock awards or restricted stock units is 571,577 shares. Employees and directors of the Company and its subsidiaries are eligible to receive awards under the 2013 Equity Incentive Plan, except non-employee directors may not be granted incentive stock options. The 2013 Equity Incentive Plan will be administered by the members of the Company’s Compensation Committee. The Compensation Committee may grant any of these types of awards subject to performance based vesting conditions. Such awards shall be referred to herein as “performance awards.”
The 2013 Equity Incentive Plan was adopted within one year of the Company’s public offering, and as a result, is subject to certain limitations and restrictions, including limitations and restrictions regarding the maximum number of awards available to any one employee or director and to directors in the aggregate, to which a plan adopted one year or more after the initial public offering would not be subject. If the vesting of an award under the 2013 Equity Incentive Plan is conditioned on the completion of a specified period of service with the Company or its subsidiaries, without the achievement of performance measures or objectives, then the required period of service for full vesting will be determined by the Compensation Committee and evidenced in an award agreement, provided that, awards will vest no more rapidly than 20% per year over a five-year period with the first installment vesting no earlier than one year after stockholders approve the 2013 Equity Incentive Plan. Any restricted stock or restricted stock unit designated as qualified performance-based compensation will vest only on the achievement of one or more performance measures in whole or in part, which are predetermined, provided that, such awards also will vest no more rapidly than 20% per year over a five-year period with the first installment vesting no earlier than one year after stockholder approval of the 2013 Equity Incentive Plan.
Unless otherwise specified in an award agreement, the vesting of awards will accelerate upon death, disability, or involuntary termination of employment (or, with respect to a director, termination of service) following a change in control. Awards will not vest upon retirement. For a participant who is a director, termination of service as a director will not be deemed to have occurred if he or she continues as a director emeritus or advisory director. For a participant who is both an employee and a director, termination of employment as an employee will not be considered a termination event so long as the participant continues to provide service as a director, director emeritus or advisory director. The Compensation Committee may in its discretion elect to lengthen the vesting schedule or establish different performance measures than those set forth in the 2013 Equity Incentive Plan, provided that such feature is provided in the participant’s award agreement.
In December 2013, the Compensation Committee recommended to the Board of Directors that grants of options and restricted stock be made to the Named Executive Officers and Directors in conjunction with the Company’s conversion. These grants were established to vest over a five year period. The remaining shares allocated under the 2013 Equity Incentive Plan are intended for other key employees and incentive for potential offers to attract future executive talent. No additional grants have been made to Named Executives in 2015.
Benefits and Perquisites
All named executive officers participate in the benefit plans generally available to our employees including medical insurance, 401(k) plan and employee stock ownership plan. In addition, we have implemented supplemental executive retirement plans for Messrs. R. Johnson, Kollar and Washam. These plans, which are intended to promote these executive officers’ continued service by providing a supplement to the executives’ other retirement benefits, are described further under the Pension Benefits table later in this proxy statement.

We provide our executives with certain perquisites, including use of an automobile for Mr. Johnson and Mr. Washam; country club dues for Mr. R. Johnson and Mr. Washam, executive health benefits for Mr. Johnson, life insurance and long-term disability coverage all named executives. These perquisites serve a business purpose, are limited in value, and are generally consistent with benefits provided to executives by our Peer Companies.
Tax Considerations
Section 162(m) of the Code places a limit of $1 million on the amount of compensation that we may deduct in any year with respect to any one of our named executive officers. This limitation does not apply to compensation that meets the requirements under Section 162(m) for “qualified performance-based” compensation. The Compensation Committee intends to maximize deductibility of executive compensation while retaining some discretion to compensate executives in a manner commensurate with performance and the competitive landscape for executive talent. During the 2015 fiscal year, the compensation paid to each of the named executive officers was fully deductible by the Company.
Split Dollar Life Insurance Plan
In 2006, the Bank entered into an endorsement split-dollar life insurance plan covering the named executive officers that provided death benefits to each such executive’s beneficiaries. The Bank purchased a life insurance policy on the life of each executive in an amount sufficient to provide for the benefits under the plan. The executive has the right to designate the beneficiary who will receive his share of the proceeds payable upon his death. The policies are owned by the Bank, which pays each premium due on the policies. Upon the death of a covered executive, the proceeds of the policy are divided between the executive’s beneficiary, who is entitled to $200,000 on the executive’s death, and the Bank, which is entitled to the remainder of the death benefit. Upon the occurrence of certain events specified in each plan, such as the executive’s termination of employment with the Bank for any reason, total cessation of the Bank’s business, bankruptcy, receivership or dissolution of the Bank, receipt by the Bank of written notification from the executive requesting to terminate the participation agreement, surrender, lapse, or other termination of the policy on the life of the executive by Bank, the executive’s participation in the plan will terminate and all death proceeds will be paid solely to the Bank. The Bank has the right to terminate each policy at any time and for any reason.
In 2010, the Bank entered into additional endorsement split dollar agreements (the “2010 Split Dollar Agreements”). Mr. Curti Johnson was the recipient of $280,000 death benefit which is approximately equal to $200,000 tax equivalent life insurance benefit. In the case of Messrs. Robert Johnson, Washam and Kollar that increased the death benefit payable to their beneficiaries by $2,000,000, $1,000,000 and $500,000, respectively, or, if less, the net amount at risk under the policy, assuming their death occurs before age 80. For these purposes, the net amount at risk is the difference between the death benefit payable under the policy and the cash value of the policy. In the event the executive dies after after his 80th birthday but before his 85th birthday, in the case of Messrs. Robert Johnson and Washam, the executive’s beneficiary will receive the lesser of $250,000 or the net amount at risk. In the event either Mr. Robert Johnson or Washam retires and dies after age 85, his beneficiary will be entitled to a death benefit equal to the lesser of $100,000 or the net amount at risk. In the case of Mr. Kollar, if his death occurs after retirement and after he attains age 80, his beneficiary will be entitled to a death benefit equal to the lesser of $100,000 or the net amount at risk, assuming the agreement remains in effect.
401(k) Plan

CharterBank has adopted a 401(k) plan, which is a tax-qualified defined contribution plan, for employees of CharterBank who have completed at least three months of service. Eligible employees may contribute from 1% to 15% of annual compensation on a pre-tax basis each year, subject to limitations of the Internal Revenue Code. The 401(k) plan has an individual account for each participant's contributions and allows each participant to direct the investment of his or her account. Participants are allowed to purchase Charter Financial Corporation common stock with their 401(k) accounts via a self-directed brokerage account.
Employee Stock Ownership Plan
The Company sponsors a tax-qualified employee stock ownership plan (“ESOP”) that covers substantially all employees who have attained age 20 ½ and have completed at least three months of service with the Bank. The Bank implemented the plan in connection with the 2001 reorganization into the mutual holding company structure and minority stock offering. Charter Financial Corporation, a federal corporation and the Company’s predecessor, made a loan to the ESOP to purchase 8% of the shares sold in the initial offering, or 395,527 shares (as adjusted following the completion of our second-step conversion). In 2010, the Company’s predecessor made a second loan to the ESOP to purchase 374,130 shares (as adjusted following the completion of First Charter MHC’s conversion to stock form) in an incremental offering and the remaining balance of the first loan was rolled into the 2010 loan, which loan was assumed by the Company as the result of the conversion. In connection with the conversion of our former mutual holding company to stock form, which was completed on April 8, 2013, our ESOP obtained a new loan to purchase 2% of the shares sold in the offering, or 285,788 shares. The 2010 loan was consolidated with the new loan. Although contributions to this plan are discretionary, the Bank intends to contribute enough each year to make the required principal and interest payments on the loan.

Executive Compensation
Summary Compensation Table
The following table sets forth for fiscal years ended September 30, 2015, 2014 and 2013 information regarding the total compensation earned by or paid to our named executive officers.

Name and principal position	Year	Salary	Stock awards $ (1)	Option awards $ (1)	Non-equity incentive plan compensation (2)	Change in pension value and non-qualified deferred compensation earnings (3) (4)	All other compensation (5)	Total

Robert L. Johnson	2015	$339,089	$—	$—	$171,680	$72,239	$57,655	$640,663
President, Chief Executive Officer and Director	2014	$326,473	$1,244,895	$531,567	$99,696	$72,473	$66,926	$2,342,030
	2013	$317,502	$—	$—	$86,840	$72,602	$151,241	$628,185

Curtis R. Kollar	2015	$195,385	$—	$—	$63,743	$—	$13,359	$272,487
Senior Vice President and Chief Financial Officer	2014	$189,269	$622,448	$265,783	$37,016	$59	$16,736	$1,131,311
	2013	$184,271	$—	$—	$28,146	$324	$12,777	$225,518

Lee Washam	2015	$226,972	$—	$—	$73,366	$300	$16,552	$317,190
President of Charter Bank	2014	$217,929	$622,448	$265,783	$42,604	$683	$23,652	$1,173,099
	2013	$210,322	$—	$—	$31,192	$1,651	$12,825	$255,990

Curti M. Johnson (1)	2015	$201,337	$—	$—	$63,743	$—	$35,231	$300,311
Senior Vice President, General Counsel and Director	2014	$195,948	$497,958	$345,518	$37,016	$—	$39,542	$1,115,982
	2013	$191,904	$—	$—	$22,170	$—	$42,641	$256,715
__________________________________

(1)
The amounts for fiscal year 2014 represent the grant date fair value of the stock and option awards granted to the named executive officers under the 2013 Equity Incentive Plan. The grant date fair value of the stock and option awards have been computed in accordance with the stock-based compensation accounting rules (FASB ASC Topic 718). Assumptions used in the calculations of these amounts are included in note 12 to our financial statements in our Annual Report on Form 10-K filed with the SEC on December 11, 2015.

(2)	Reflects the value of annual cash incentives earned under our incentive compensation plan.

(3)
Reflects changes in the lump sum benefit payable to the executive upon a change in control under the Supplement Executive Retirement Plan, as amended and restated effective December 15, 2015. Note the amounts payable under the Salary Continuation Plan and the Benefits Restoration Plan were frozen as of June 30, 2012, which means there are no changes in the value of benefits since June 30, 2012. Effective December 15, 2015, the frozen Salary Continuation Plan was merged into the amended and restated Supplemental Executive Retirement Plan.

(4)  Amounts for years 2014 and 2013 have changed because in prior year proxy statements, the amount reflected a charge used for accounting purposes rather than the aggregate change in present value of accumulated benefit.

(5)    All other compensation was comprised of the following elements for the fiscal year ended September 30, 2015:

	R. L. Johnson	Kollar	Washam	C. M. Johnson

Employee Stock Ownership Plan (ESOP) (a)	$7,467	$7,467	$7,467	$7,467
Directors Fees	27,900	—	—	26,900
Automobile	1,540	—	2,699	—
Country Club Dues	—	—	2,726	—
Executive Health Benefits	2,976	—	—	—
Life Insurance (Split Dollar and Group Term)	15,444	3,564	2,622	—
Long Term Disability Premiums	2,328	2,328	1,038	864
Total	$57,655	$13,359	$16,552	$35,231
__________________________________

(a)	Reflects the December 31, 2014 value of shares allocated to the executive’s ESOP account for the plan year ended December 31, 2014.

Fiscal Year 2015 Grants of Plan-Based Awards

The following table below sets forth the individual grants of plan-based awards made to each of our named executive officers during fiscal year 2015.

	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)
Name	Threshold ($) (2)	Target ($) (3)	Maximum ($) (4)

Robert L. Johnson	$—	$92,311	Board Discretion
Curtis R. Kollar	$—	$34,274	Board Discretion
Lee Washam	$—	$39,449	Board Discretion
Curti M. Johnson	$—	$34,274	Board Discretion
__________________________________

(1)	Reflects threshold, target and maximum payout levels under our annual incentive compensation plan.

(2)	If the minimum requirements are not met, a $0 payout is possible. The incentive plan is detailed the Annual Cash Incentive Awards section.

(3)	Target is estimated at 50% goal attainment which is generally equivalent to full budget attainment.

(4)	The Board determines annual maximum incentive payments in consideration of stretch goal attainment, employee performance, and shareholder value.

Employment Agreements

In December 2014, the Company entered into an employment agreement with Mr. Johnson, which was amended in December 2015 (as amended, the “Employment Agreement”). The term of the Employment Agreement is for an initial term ending on December 31, 2018, and will continue during the period of any additional extensions. Prior to January 1 of each year commencing January 1, 2016, the Board of Directors of the Company will conduct an annual review of Mr. Johnson’s performance and may extend the Employment Agreement for an additional year such that the remaining term is three years. In the event of a change of control (as defined in the Employment Agreement), the Employment Agreement will be deemed to have been extended for three years following the effective date of the change of control.
The Employment Agreement provides Mr. Johnson with an annual base salary of $339,858. The Board will review the base salary not less frequently than once every 12 months and may in its discretion approve a salary increase. In addition, Mr. Johnson is entitled to participate in the employee benefit plans and arrangements offered by the Company or the Bank and in any incentive compensation plan or programs of the Bank or the Company in which he is eligible to participate.
We may terminate Mr. Johnson’s employment, and Mr. Johnson may resign, at any time with or without “cause” (as defined in the Employment Agreement”). In the event of termination during the term without cause, we will owe Mr. Johnson his earned but unpaid compensation and benefits due under our employee benefit plans and programs and those of the Bank (the “standard termination entitlements”) and he will also receive a lump-sum severance payment equal to three times his five-year average compensation (the “additional termination entitlements”). The same severance benefits would be payable if Mr. Johnson resigns during the term of employment for “good reason” (as defined in the Employment Agreement”).
Mr. Johnson is subject to a covenant not to compete for two years following termination during the employment period, unless his termination occurs under circumstances entitling him to the additional termination entitlements. He is also subject to non-solicitation and confidentiality provisions under the employment agreement.

Change in Control Agreements
The Bank entered into two-year change of control agreements with Curtis R. Kollar, Lee Washam and two additional senior officers. These agreements are guaranteed by the Company. The term of these agreements is perpetual until the Bank gives notice of non-extension, at which time the term is fixed for two years.
Generally, the Bank may terminate the employment of any officer covered by these agreements, with or without cause, at any time prior to a change in control or a pending change in control. In such case, the executive will be entitled to his or her earned but unpaid compensation as of the date of termination, without obligation for additional severance benefits. However, if the Bank or the Company signs a merger agreement or other business combination agreement, or if a third party makes a tender offer or initiates a proxy contest, it may not terminate an officer’s employment without cause without liability for severance benefits under the change in control agreements. The severance benefits would generally be made in a lump-sum payment equal to two times the executive’s salary, bonus, short-term and long-term cash compensation received in the two years prior to the occurrence of termination of employment. In addition, the Bank will provide the executive with a single lump sum cash payment equal to the cost of providing group health benefits for 24 months. The Bank would be required to pay the same severance benefits if the officer resigns for “good reason” (as defined in the agreements) following a change of control.

Fiscal Year Options Exercised and Stock Vested

The following table provides information regarding stock option that were exercised and stock awards that vested during fiscal year 2015.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#) (1)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (2)

Robert L. Johnson	—	$—	22,863	$250,350
Curtis R. Kollar	—	$—	13,303	$148,569
Lee Washam	—	$—	14,550	$164,156
Curti M. Johnson	—	$—	9,145	$100,138
__________________________________

(1)	Reflects the excess of the fair market value of the underlying shares at the time of exercise over the exercise price of the options.

(2)	Reflects he fair market value of the underlying shares as of the vesting date.

Outstanding Equity Awards at 2015 Fiscal Year End. The following table sets forth information with respect to outstanding equity awards as of September 30, 2015 for the named executive officers.

Name	Option awards						Stock awards
	Number of securities underlying unexercised options exercisable	Number of securities underlying unexercised options unexercisable		Equity incentive plan awards: number of securities underlying unexercised earned options	Option exercise price	Option expiration date	Number of shares or units of stock that have not vested		Market value of shares or units of stock that have not vested (1)

Robert L. Johnson	57,157	228,632	(2)		$10.8900	12/15/2023	91,452	(3)	$1,159,611
	13,468	48,887	(4)	—	8.1790	6/22/2020
	92,285			—	8.8205	1/27/2019

Curtis R. Kollar	28,578	114,316	(2)		$10.8900	12/15/2023	45,727	(3)	$579,818
	12,222	18,956	(5)	—	8.1790	6/22/2020
	39,751			—	8.8205	1/27/2019

Lee Washam	28,578	114,316	(2)		$10.8900	12/15/2023	45,727	(3)	$579,818
	12,969	24,444	(6)	—	8.1790	6/22/2020
	37,413			—	8.8205	1/27/2019

Curti M. Johnson	37,152	148,611	(2)		$10.8900	12/15/2023	36,581	(3)	$463,847
	6,235	—		—	8.1790	6/22/2020
	6,235			—	8.8205	1/27/2019
__________________________________

(1)	Based on the $12.68 per share trading price of our common stock on September 30, 2015.

(2)	Options vest in 5 equal annual installments commencing on December 16, 2014

(3)	Restricted stock awards vest in five equal installments commencing on December 16, 2014.
(4) Options vest in 5 equal annual installments commencing on June 22, 2015.

(5)	12,221 options vest on each of June 22, 2015 and June 22, 2016, and 6,736 options vest on June 22, 2017.

(6)	Options vest in three equal annual installments beginning on June 22, 2015.

Pension Benefits

The following table sets forth information with respect to pension benefits at and for the year ended September 30, 2015 for the Named Executive Officers who are participants in our Salary Continuation Plan, Supplemental Executive Retirement Plan, and the Benefit Restoration Plan.

PENSION BENEFITS AT AND FOR THE YEAR ENDED SEPTEMBER 30, 2015

Name	Plan Name	Number of Years of Credited Service (#) (1)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)

Robert L. Johnson	Frozen Salary Continuation Agreement (2)	10	$1,124,592	$—
	Supplemental Executive Retirement Plan (3)	N/A	1,263,811	—
Curtis R. Kollar	Frozen Salary Continuation Agreement (4)	10	68,271	—
	Supplemental Executive Retirement Plan (3)	N/A	216,774	—
Lee Washam	Frozen Salary Continuation Agreement (4)	10	136,174	—
	Supplemental Executive Retirement Plan (3)	N/A	827,010	—
__________________________________

(1)
Reflects the maximum years of service to be eligible for the early retirement benefit under the Supplemental Executive Retirement Plan, as amended and restated effective December 15, 2015, since that plan does not credit service for any other purpose.

(2)
Reflects the present value of benefits under both the frozen Salary Continuation Plan and the frozen Benefits Restoration Plan, which is a single sum paid over 15 years and was frozen as of June 30, 2012. Note the frozen Salary Continuation Plan was merged into the Supplemental Executive Retirement Plan, as amended and restated effective December 15, 2015, so this benefit is now a component of the Supplemental Executive Retirement Plan even though it is reflected separately in the table.

(3)
Reflects the lump sum amount payable to the executive during 2015 upon a change in control, which represents the cash surrender value for the 2015 calendar year of the annuity contract (and riders) which is used to fund the account balance under the Supplemental Executive Retirement Plan, as amended and restated effective December 15, 2015. The amount reflected excludes the benefits attributable to the frozen Salary Continuation Plan, a component of the Supplemental Executive Retirement Plan as amended and restated effective December 15, 2015, which is reflected separately in the table. The executives will receive a single life annuity under the Supplement Executive Retirement Plan (excluding the benefit attributable to the frozen Salary Continuation Plan) upon attaining early retirement age or normal retirement age based on the present value of the account balance under the plan as of date of termination, which is funded by the annuity contract (and riders).

(4)
Reflects only the frozen benefit attributable to the frozen Salary Continuation Plan, which was merged into the Supplemental Executive Retirement Plan, as amended and restated effective December 15, 2015.

Frozen Salary Continuation Plan

CharterBank entered into Salary Continuation Plan Agreements with Messrs. Robert Johnson, Curtis Kollar, and Lee Washam, effective as of January 1, 2009 and was subsequently frozen as of June 30, 2012 so that no further benefits will accrue under these plans. For ease of administration, this frozen plan was consolidated into the Amended and Restated Supplemental Retirement Plan Agreements with Messrs. Robert Johnson, Curtis Kollar, and Lee Washam, effective on December 15, 2015.

Under the frozen Salary Continuation Plan, on the date of the executive’s separation from service on or after attainment of normal retirement age for reasons other than death, disability, termination for cause or other circumstances specified in the plan, or upon a separation from service within two years after a change in control, the executive will receive an annual benefit equal to a percentage (50% for Mr. Johnson, 10% for Mr. Kollar and 30% for Mr. Washam) of the executive’s average base salary for the highest three consecutive calendar years ending on the earlier of the executive’ normal retirement age or the date of the executive’s separation from service within two years after a change in control, payable in equal monthly installments for 15 years beginning on the first day of the month after the executive’s normal retirement date. The normal retirement age set forth in the Salary Continuation Plan Agreements for Messrs. Robert Johnson and Curtis Kollar is age 65 or ten (10) years of service while the normal retirement age for Mr. Lee Washam is age 62 or ten (10) years of service.

Upon the executive’s early retirement date, the executive will be entitled to an amount equal to the accrual balance (as defined in the plan) earned as of the last day of the month immediately preceding the executive’s early retirement date, payable in 180 equal monthly installments beginning on the first day of the month after the executive’s early retirement date. The executive’s early retirement date is defined for Messrs. Robert Johnson and Curtis Kollar as the executive’s separation from service upon or following the completion of ten years of service and attainment of age 62, but before normal retirement age, for reasons other than death, disability, termination for cause or other circumstances specified in the plan, or upon a separation from service within two years after a change in control. Mr. Lee Washam’s early retirement date is defined as his separation from service upon or following the completion of ten years of service and attainment of age 57, but before normal retirement age, for reasons other than death, disability, termination for cause or other circumstances specified in the plan, or upon a separation from service within two years after a change in control. Upon the executive’s early termination date, the executive will receive an amount equal to the accrual balance earned as of the last day of the plan year immediately preceding or coinciding with the executive’s early termination date, payable in 180 equal monthly installments beginning on the first day of the month after the executive’s normal retirement age.

In the event the executive becomes disabled before reaching normal retirement age, the executive will receive an annual amount equal to the normal retirement benefit computed as if the executive had continued in the employ of CharterBank at the rate of the annual base salary in effect at the date of his disability determination until attainment of normal retirement age. The disability benefit will be payable in equal monthly installments for 15 years beginning on the first day of the month after the executive’s disability determination.

In the event the executive dies before commencing his benefit, the executive’s beneficiary will receive an amount equal to the present value of the accrual benefit paid in equal monthly installments for 15 years beginning on the first day of the month after the executive’s death. In the event the executive dies after he has commenced receiving benefits under the plan, the executive’s beneficiary will receive the same amounts at the same time as if made to the executive had the executive survived.

In the event of separation from service within two years after a change in control, the executive will receive an amount equal to the normal retirement benefit, payable in 180 equal monthly installments beginning on the first day of the month after the month after the executive’s separation from service.

The distribution of Mr. Johnson’s benefit under his Salary Continuation Plan Agreement is subject to the following reduction: in the event Mr. Johnson’s benefit under the Benefit Restoration Plan is paid in 120 equal monthly installments, then each of the last 120 monthly installments payable under Mr. Johnson’s Salary Continuation Plan Agreement will be reduced by each corresponding monthly installment payment paid under the Benefit Restoration Plan during such 120-month period. If Mr. Johnson’s benefit under the Benefit Restoration Plan is paid in a lump sum, then each monthly installment under Mr. Johnson’s Salary Continuation Plan Agreement will be reduced by the amount of the monthly payment that would have been made under the Benefit

Restoration Plan if 180 equal monthly installments with a present value equal to such lump sum had been paid under the Benefit Restoration Plan.
Supplemental Executive Retirement Plan
Agreements with Robert Johnson, Lee Washam and Curt Kollar. CharterBank entered into Supplemental Executive Retirement Plan Agreements (“SERP”) with Messrs. Robert Johnson, Curtis Kollar, and Lee Washam, effective as of September 25, 2012 and was subsequently amended and restated effective as of December 15, 2015. The SERPs provide supplemental retirement benefits to the executives under certain circumstances, including at normal retirement or early retirement, disability, death, and change in control. The terms “disability” and “change in control” are defined in the SERPs in accordance with Section 409A of the Internal Revenue Code. If the executive is a specified employee of a publicly traded company, then payments to the executive due to a retirement or separation from service will be delayed for six months from the executive’s date of separation from service. Any payments so delayed will be held and paid to the executive in a lump sum after the end of the six month period and the remainder of the payments will be paid in the manner specified in the SERP. CharterBank has purchased annuity contracts and income riders to informally fund the benefits promised under the SERPs. The income rider generally increases the benefit payable at early or normal retirement age, or upon disability, by supplementing the amount paid from the executives account balance.

Under the SERP, on the date of the executive’s separation from service on or after attainment of normal retirement age for reasons other than death, disability, termination for cause or other circumstances specified in the plan, or upon a separation from service within two years after a change in control, the executive will receive the present value of the account balance (as defined in the plan) paid in the actuarially equivalent single life annuity in monthly installments for the life of the executive. The normal retirement age set forth in the Supplemental Executive Retirement Plan Agreements for Messrs. Robert Johnson and Curtis Kollar is age 65 or ten (10) years of service while the normal retirement age for Mr. Lee Washam is age 62 or ten (10) years of service.

Upon the executive’s early retirement date, the executive will be entitled to an amount equal to the account balance (as defined in the plan) paid in an actuarially equivalent single life annuity in monthly installments for the life of the executive. The executive’s early retirement date is defined for Messrs. Robert Johnson and Curtis Kollar as the executive’s separation from service upon or following the completion of ten years of service and attainment of age 62, but before normal retirement age, for reasons other than death, disability, termination for cause or other circumstances specified in the plan, or upon a separation from service within two years after a change in control. The executive’s early retirement date is defined for Mr. Lee Washam as the executive’s separation from service upon or following the completion of ten years of service and attainment of age 57, but before normal retirement age, for reasons other than death, disability, termination for cause or other circumstances specified in the plan, or upon a separation from service within two years after a change in control. No benefit is payable before attaining age 62 for Messrs. Robert Johnson and Curtis Kollar, and no benefit is payable before attaining age 57 for Mr. Lee Washam.

In the event the executive becomes disabled before reaching his normal retirement age, the executive will receive an annual amount equal to the actuarial equivalent of his account balance (as defined in the plan) paid monthly as a single life annuity beginning on the first day of the second month after the executive’s normal retirement age.

In the event the executive dies before commencing his benefit, the executive’s beneficiary will receive an amount equal to the present value of the accrual benefit paid in equal monthly installments for 15 years beginning on the first day of the month after the executive’s death. In the event the executive dies after he has commenced receiving benefits under the plan, the executive’s beneficiary will receive the present value of the executive’s benefits remaining as of the date of the executive’s death.

In the event of a change in control before the executive terminates employment, the executive will receive an amount equal to the cash surrender value of the annuity contract underlying the account balance (as defined in the plan), plus any surrender charges, paid as a single lump sum within thirty (30) days of the change in control. This benefit will be in lieu of any other retirement benefit under the plan.

Benefit Restoration Plan

CharterBank established the Benefit Restoration Plan in order to provide restorative payments to selected executives who are prevented from receiving the full benefits contemplated by the ESOP’s benefit formula and the full matching contribution under our 401(k) plan. Robert L. Johnson is the only participant in the plan. The restorative payments under the Benefit Restoration Plan consist of payments in lieu of shares that cannot be allocated to the participant under the employee stock ownership plan and payments for employer matching contributions that cannot be allocated under the 401(k) plan due to the legal limitations imposed on tax-qualified plans. Also, in the case of a participant who retires before the repayment in full of the employee stock ownership plan’s loan, the restorative payments include a payment in lieu of the shares that would have been allocated if employment had continued through the full term of the loan.

Due to the complicated nature of the computation of benefits under the Benefit Restoration Plan, the Compensation Committee decided to freeze the plan, effective January 2009. At that time, the Compensation Committee implemented the Salary Continuation Plan for the benefit of Messrs. Johnson, Washam and Kollar (which was later frozen as of June 30, 1012 and replaced with the Supplement Executive Retirement Plan as of September 25, 2012.

Potential Payments Upon Termination or Change-in-Control

The following table sets forth the severance payments and benefits that would have been payable to Robert Johnson under his employment agreement, and to Messrs. Kollar and Washam under their respective Change of Control Agreements, if they had terminated employment on September 30, 2015. The table excludes amounts earned and accrued through September 30, 2015 that would be paid in the normal course of continued employment, such as accrued but unpaid salary, and vested amounts under the executives’ Salary Continuation Agreements and Supplemental Executive Retirement Plan Agreements. Curti Johnson does not have an individual arrangement that provides for severance payments and benefits.

Reason for Termination		Robert L. Johnson		Curtis R. Kollar		Lee Washam

Termination due to Disability	Cash Severance	$169,929	(1)	N/A		N/A
Termination due to Disability in connection with Change-in-Control	Cash Severance	$169,929	(1)	$97,693	(1)	$113,486	(1)
Termination without Cause or for Good Reason	Cash Severance	$1,210,936	(2)	N/A		N/A
Termination without Cause or for Good Reason in connection with Change-in-Control	Cash severance	$1,210,936	(2)	$468,256	(3)	$550,676	(3)
	Cash Payment for health benefits	$41,024	(4)	$19,663	(5)	$19,663	(5)
__________________________________

(1)	Base salary continuation for 180 days.

(2)	Lump sum cash payment equal to 3 times average annual taxable compensation for the five calendar years preceding termination.

(3)	Lump sum cash payment equal to 2 times the value of salary, bonus, short-term and long-term cash compensation received in the calendar year preceding the year of termination.

(4)	Lump sum cash payment equal to the monthly cost to provide group medical, dental, vision, and/or prescription drug plan benefits as of the date of termination, multiplied by 36.

(5)	Lump sum cash payment equal to the monthly cost to provide group medical, dental, vision, and/or prescription drug plan benefits as of the date of termination, multiplied by 24.

Director Compensation
The following table provides the compensation received by individuals who served as directors of the Company during the 2015 fiscal year and who are not also executive officers of the Company.

Name	Fees earned or paid in cash (2)	Stock awards (1)	Option awards (1)	All other compensation	Total

David Z. Cauble, III	$32,900	$—	$—	$396	$33,296
Jane W. Darden	33,800	—	—	762	34,562
Thomas M. Lane	33,800	—	—	396	34,196
Edward D. Smith	29,800	—	—	—	29,800
David L. Strobel	34,400	—	—	396	34,796
__________________________________

(1)	The amounts for fiscal year 2015 represent the grant date fair value of the stock and option awards granted to the directors under the 2013 Equity Incentive Plan.

(2)	See the following table for a breakdown of fees earned in the fiscal year ended September 30, 2015.

	Fees Earned or Paid in Cash
Name	Charter Bank Board Fees	Charter Financial Board Fees	Charter Bank Committee Fees	Charter Financial Committee Fees

David Z. Cauble, III	$15,500	$12,600	$2,200	$2,600
Jane W. Darden	16,000	12,800	3,400	1,600
Thomas M. Lane	16,000	12,800	2,200	2,800
Edward D. Smith	14,000	12,200	2,400	1,200
David L. Strobel	16,000	12,800	4,600	1,000

Name	All Stock Options Outstanding	Restricted Stock Shares Unvested

David Z. Cauble	62,821	13,718
Jane W. Darden	62,821	13,718
Thomas M. Lane	59,828	13,718
Edward D. Smith	42,868	13,718
David L. Strobel	59,079	13,718
Director Fees. Each individual who serves as a director of the Company currently also serves as a director of the Bank and earns director fees in each capacity. The Company pays board members an annual retainer of $10,000 per year and committee chairmen also receive an additional retainer of $1,000 per year. Board members also receive $200 per board meeting attended and, other than employee directors, $200 per committee meeting attended. The Company has three standing committees: the Audit Committee, the Nominating & Corporate Governance Committee and the Personnel & Compensation Committee.
The directors of the Bank, other than the Chairman of the Board, receive an annual retainer of $8,000, and the Chairman of the Board of the Bank receives an annual retainer of $9,000. The directors also receive $500 for each board meeting attended and non-employee directors receive $200 for each committee meeting attended. Committee chairs also receive an additional $1,000 annual retainer.

Split Dollar Life Insurance Plans. The Bank entered into an endorsement split-dollar life insurance plan with each director to provide death benefits to each participant’s beneficiaries. The Bank purchased life insurance policies on the life of each participant in an amount sufficient to provide for the benefits under the plan. The participant has the right to designate the beneficiary who will receive the participant’s share of the proceeds payable upon the participant’s death. The policies are owned by the Bank which pays each premium due on the policies. Upon the death of a participant, the proceeds of the policies are divided between the participant’s beneficiary, who is entitled to $100,000 as of the participant’s date of death, except that Edward D. Smith's beneficiary will be entitled to $140,000 taxable death benefit which has an approximate tax equivalent yield of $100,000. In all cases the Bank is entitled to the remainder of the death proceeds. Upon the occurrence of certain events specified in each plan, such as the participant’s termination of service with the Bank for any reason, total cessation of the Bank’s business, bankruptcy, receivership or dissolution of the Bank, receipt by the Bank of written notification from the participant to terminate the participation agreement, surrender, lapse, or other termination of the policy on the life of the participant by the Bank, the director’s participation in the plan will terminate and all death proceeds will be paid solely to the Bank.
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors, and persons who own more than 10% of any registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Executive officers, directors and greater than 10% shareholders are required by regulation to furnish the Company with copies of all Section 16(a) reports they file.
Based solely on the Company’s review of copies of the reports it has received and written representations provided to it from the individuals required to file the reports, the Company believes that each of its executive officers and directors has complied with applicable reporting requirements for transactions in Charter Financial common stock during the fiscal year ended September 30, 2015.
Transactions with Certain Related Persons
During the years ended September 30, 2014 and 2013 CharterBank paid less than $33,000 to Hutchinson Traylor Insurance, of which director Smith is a 50% owner. CharterBank purchases various insurance products through Hutchinson Traylor Insurance.
Federal law requires that all loans or extensions of credit to executive officers and directors must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the general public and must not involve more than the normal risk of repayment or present other unfavorable features. Federal regulations adopted under this law permit executive officers and directors to receive the same terms that are widely available to other employees as long as the director or executive officer is not given preferential treatment compared to the other participating employees. Loans to executive officers must be approved by the full Board of Directors regardless of amounts.
CharterBank makes loans to its directors, executive officers and employees through an employee loan program. The program applies only to first or second mortgage loans on a primary or secondary residence, and provides for an origination fee of $500 compared to our usual origination fee of 1% of the amount of the loan. Except for the reduced origination fee, these loans were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectability or present other unfavorable features.

	Position	Nature of Transaction	Largest Aggregate Balance from 10/1/14 to 9/30/15	Interest Rate	Principal Balance 9/30/15	Principal Paid 10/1/14 to 9/30/15	Interest Paid 10/1/14 to 9/30/15

Curti M. Johnson	Director	1-4 family	$44,271	4.25%	$34,829	$10,282	$1,718
Edward D. Smith	Director	1-4 family	—	4.25	166,201	5,103	7,182
Edward D. Smith	Director	Commercial	317,071	4.25	243,148	76,017	13,303
Edward D. Smith	Director	Commercial	48,873	4.25	35,939	13,980	2,039
Edward D. Smith (1)	Director	Commercial LOC	—	3.25	—	—	—
__________________________________

(1)	Edward Smith has a commercial line of credit for $750,000 which was not drawn at any time during the fiscal year.

	Position	Nature of Transaction	Largest Aggregate Balance from 10/1/13 to 9/30/14	Interest Rate	Principal Balance 9/30/14	Principal Paid 10/1/13 to 9/30/14	Interest Paid 10/1/13 to 9/30/14

Curti M. Johnson	Director	1-4 family	$54,160	4.25%	$45,111	$9,854	$2,146
Edward D. Smith	Director	1-4 family	165,766	4.25	—	166,201	5,050
Edward D. Smith	Director	Commercial	399,216	4.25	319,165	81,804	14,636
Edward D. Smith	Director	Commercial	60,201	4.25	49,919	11,294	2,220
Edward D. Smith (1)	Director	Commercial LOC	—	3.25	—	—	—
__________________________________

(1)	Edward Smith has a commercial line of credit for $750,000 which was not drawn at any time during the fiscal year.
Policies and Procedures for Approval of Related Person Transactions. Pursuant to Charter Financial Corporation’s Policy and Procedures for Approval of Related Person Transactions, the Audit Committee periodically reviews, no less frequently than twice a year, a summary of transactions in excess of $50,000 with our directors, executive officers and their family members, for the purpose of determining whether the transactions are within our policies and should be ratified and approved. Additionally, pursuant to our Code of Ethics and Business Conduct, all of our executive officers and directors must disclose any existing or emerging conflicts of interest to our Chairman of the Board and Chief Executive Officer. Such potential conflicts of interest include, but are not limited to, the following: (i) our conducting business with or competing against an organization in which a family member of an executive officer or director has an ownership or employment interest and (ii) the ownership of more than 1% of the outstanding securities or 5% of total assets of any business entity that does business with or is in competition with us.

Nominating and Corporate Governance Committee Procedures
General
It is the policy of the Nominating & Corporate Governance Committee (“Nominating Committee”) of the Board of Directors of the Company to consider director candidates recommended by shareholders who appear to be qualified to serve on the Company’s Board of Directors. The Nominating Committee may choose not to consider an unsolicited recommendation if no vacancy exists on the Board of Directors and the Nominating Committee does not perceive a need to increase the size of the Board of Directors. To avoid the unnecessary use of the Nominating Committee’s resources, the Nominating Committee will consider only those director candidates recommended in accordance with the procedures set forth below.
Procedures to be Followed by Shareholders
To submit a recommendation of a director candidate to the Nominating Committee, a shareholder should submit the following information in writing to the main office of the Company, addressed to the Chairman of the Nominating & Corporate Governance Committee, care of the Corporate Secretary, 1233 O.G. Skinner Drive, P.O. Box 472, West Point, Georgia 31833:

•	A statement that the writer is a shareholder and is proposing a candidate for consideration by the Nominating & Corporate Governance Committee;

•
The name and address of the shareholder as they appear on the Company’s books, and number of shares of the Company’s common stock that are owned beneficially by the shareholder (if the shareholder is not a holder of record, appropriate evidence of the shareholder’s ownership will be required);

•
The name, address and contact information for the candidate, and the number of shares of common stock of the Company that are owned by the candidate (if the candidate is not a holder of record, appropriate evidence of the candidate’s share ownership should be provided);

•	A statement of the candidate’s business and educational experience;

•	Such other information regarding the candidate as would be required to be included in the proxy statement pursuant to Securities and Exchange Commission Regulation 14A;

•	A statement detailing any relationship between the candidate and any customer, supplier or competitor of the Company;

•	Detailed information about any relationship or understanding between the proposing shareholder and the candidate; and

•	A statement that the candidate is willing to be considered and willing to serve as a Director if nominated and elected.
To be considered for nomination by the Board of Directors, the submission of a candidate for Director by a shareholder must be received by the Corporate Secretary at least 150 days prior to the anniversary date of the proxy statement relating to the preceding year’s annual meeting of shareholders.
Process for Identifying and Evaluating Nominees
The process that the Nominating Committee follows to identify and evaluate individuals to be nominated for election to the Board of Directors is as follows:
Identification. For purposes of identifying nominees for the Board of Directors, the Nominating Committee relies on personal contacts of the committee members and other members of the Board of Directors, as well as its knowledge of members of the communities served by CharterBank. The Nominating Committee will also consider director candidates recommended by shareholders in accordance with the policy and procedures set forth above. The Nominating Committee has not previously used an independent search firm to identify nominees.

Evaluation. In evaluating potential nominees, the Nominating Committee determines whether the candidate is eligible and qualified for service on the Board of Directors by evaluating the candidate under certain criteria, which are described below. If such individual fulfills these criteria, the Nominating Committee will conduct a check of the individual’s background and interview the candidate to further assess the qualities of the prospective nominee and the contributions he or she would make to the Board of Directors.
Qualifications
The Nominating Committee has adopted a set of criteria that it considers when it selects individuals to be nominated for election to the Board of Directors. A candidate must meet certain basic eligibility requirements set forth in the Nominating Committee’s Criteria for Director Nominees, which include the following:

•
A person is not qualified to serve as director if he or she: (1) is under indictment for, or has ever been convicted of, a criminal offense involving dishonesty or breach of trust and the penalty for such offense could be imprisonment for more than one year, (2) is a person against whom a banking agency has, within the past ten years, issued a cease and desist order for conduct involving dishonesty or breach of trust and that order is final and not subject to appeal, or (3) has been found either by a regulatory agency whose decision is final and not subject to appeal or by a court to have (i) breached a fiduciary duty involving personal profit, or (ii) committed a willful violation of any law, rule or regulation governing banking, securities, commodities or insurance, or any final cease and desist order issued by a banking, securities, commodities or insurance regulatory agency.

•
No person may serve on the Board of Directors and at the same time be a director or officer of another co-operative bank, credit union, savings bank, savings and loan association, trust company, bank holding company or banking association (in each case whether chartered by a state, the federal government or any other jurisdiction) that engages in business activities in the same market area as the Company or any of its subsidiaries.

Selection Considerations
If the candidate is deemed eligible for election to the Board of Directors, the Nominating Committee will consider the following additional criteria in selecting nominees, as described in more detail in the Nominating Committee’s Criteria for Director Nominees:

•	contribution to board;

•	experience;

•	familiarity with and participation in local community;

•	integrity;

•	shareholder interests and dedication; and

•	independence.
The Nominating Committee will also consider any other factors it deems relevant to a candidate’s nomination, including the extent to which the candidate helps the Board of Directors reflect the diversity of the Company’s shareholders, employees, customers and communities. We do not maintain a specific diversity policy, but the diversity of the Board of Directors is considered in our review of candidates. Diversity includes not only gender and ethnicity, but the various perspectives that come from having differing viewpoints, geographic and cultural backgrounds, and life experiences.
The Nominating Committee also may consider the current composition and size of the Board of Directors, the balance of management and independent directors, and the need for audit committee expertise. The Nominating Committee will maintain at least one director on the Board of Directors who meets the definition of “audit committee financial expert” under Securities and Exchange Commission regulations.

The Nominating Committee may weigh the foregoing criteria differently in different situations, depending on the composition of the Board of Directors at the time.
With respect to nominating an existing director for re-election to the Board of Directors, the Nominating Committee will consider and review an existing director’s board and committee attendance and performance; length of board service; experience, skills and contributions that the existing director brings to the board; and independence.
Submission of Business Proposals and Shareholder Nominations

Shareholder Proposals for Inclusion in Proxy Statement. In order to be eligible for inclusion in our proxy materials for our Annual Meeting of Shareholders in 2016, any shareholder proposal to take action at such meeting must be received at our executive office, 1233 O.G. Skinner Drive, West Point, Georgia 31833, no later than September 17, 2016. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934.

Shareholder Proposals not to be included in Proxy Statement. If you wish to submit a proposal that is not to be included in our proxy materials for our 2017 annual meeting, for your proposal to be timely in accordance with Exchange Act Rules 14a-5(e)(2) and 14a-4(c)(1), you must submit your proposal or nomination to our Secretary at the address listed in the first paragraph of this section by December 1, 2016.
Advanced Notice of Nominations and Other Business to be Conducted at an Annual Meeting of Shareholders. The Company’s bylaws provide an advance notice procedure for certain business, or nominations to the board of directors, to be brought before an annual meeting of stockholders. Any stockholder desiring to make a nomination for the election of directors or a proposal for new business at a meeting of stockholders must submit written notice to the Company at least 80 days prior and not earlier than 90 days prior to such meeting. However, if less than 90 days’ notice or prior public disclosure of the date of the meeting is given to stockholders, such written notice must be submitted by a stockholder not later than the tenth day following the day on which notice of the meeting was mailed to stockholders or such public disclosure was made. No adjournment or postponement of a meeting of stockholders shall commence a new period for the giving of notice hereunder.
The notice with respect to stockholder proposals that are not nominations for director must set forth as to each matter such stockholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (ii) the name and address of such stockholder as they appear on the Company’s books and of the beneficial owner, if any, on whose behalf the proposal is made; (iii) the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by such stockholder and such beneficial owner; (iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business; and (v) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.
The notice with respect to director nominations must include (i) as to each individual whom the stockholder proposes to nominate for election as a director, (A) all information relating to such person that would indicate such person’s qualification under Article II, Section 12 of the Company’s bylaws, including an affidavit that such person would not be disqualified under the provisions of Article II, Section 12 of the bylaws and (B) all other information relating to such individual that is required to be disclosed in connection with solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, or any successor rule or regulation; and (ii) as to the stockholder giving the notice, (A) the name and address of such stockholder as they appear on the Company’s books and of the beneficial owner, if any, on whose behalf the nomination is made; (B) the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by such stockholder and such beneficial owner; (C) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder; (D) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice; and (E) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934 or any successor rule or regulation. Such notice must be accompanied by a written consent of each proposed nominee to be named as a nominee and to serve as a director if elected.
The 2017 annual meeting of stockholders is expected to be held on February 17, 2016. It is expected that advance written notice for certain business, or nominations to the board of directors, to be brought before the next annual meeting must be given to us no earlier than November 19, 2015 and no later than November 30, 2015. If notice is received before November 19, 2015 or after November 30, 2015, it will be considered untimely, and we will not be required to present the matter at the stockholders meeting.
Shareholder Communications
The Company encourages shareholder communications to the Board of Directors and/or individual directors. All communications from shareholders should be addressed to Charter Financial Corporation, 1233 O.G. Skinner Drive, West Point, Georgia 31833. Communications to the Board of Directors should be in the care of William C. Gladden, Corporate Secretary. Communications to individual directors should be sent to such director at the Company’s address. Shareholders who wish to communicate with a committee of the Board of Directors should send their communications to the care of the Chairperson of the particular committee, with a copy to the Chairperson of the Nominating & Corporate Governance Committee. It is in the discretion of the Nominating & Corporate Governance Committee whether any communication sent to the full Board of Directors should be brought before the full Board.

Miscellaneous
The Company will pay the cost of this proxy solicitation. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Company. Additionally, directors, officers and other employees of the Company may solicit proxies personally or by telephone without receiving additional compensation.
The Company’s Annual Report to Shareholders has been included with this proxy statement. Any shareholder who has not received a copy of the Annual Report may obtain a copy by writing to the Corporate Secretary of the Company. The Annual Report is not to be treated as part of the proxy solicitation material or as having been incorporated by reference into this proxy statement.
If you and others who share your address your broker or holder of record may be sending only one annual report and proxy statement to your address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, if a shareholder residing at such an address wishes to receive a separate annual report and proxy statement in the future, he or she should contact the broker or the holder of record. If you are receiving multiple copies of our annual report and proxy statement, you can request householding by contacting your broker or the holder of record.
Whether or not you plan to attend the annual meeting, please vote by marking, signing, dating and promptly returning the enclosed proxy card in the enclosed envelope.

BY ORDER OF THE BOARD OF DIRECTORS
William C. Gladden
Corporate Secretary

West Point, Georgia
January 15, 2016

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SHAREHOLDER INFORMATION

Charter Financial stock trades on The NASDAQ Stock Market under the symbol CHFN.
www.CHFNIR.com

Investor Relations Investor Relations Charter Financial Corporation PO Box 472 West Point, GA 31833	Independent Accountants Dixon Hughes Goodman LLP 191 Peachtree St, NE Suite 2700 Atlanta, GA 30303	Stock Transfer Agent American Stock Transfer 6201 15th Avenue Brooklyn, NY 11219
www.charterbank.net (706)645-3202	www.dhgllp.com (404)575-8900	www.amstock.com (800)937.5449

For more information about CharterBank, our products, services and locations, please visit our web site at:
www.CharterBank.net

January 15, 2016

To all of our fellow shareholders,

Thank you for investing in our company. We continue to focus on growing a successful independent bank that meets the needs of customers, colleagues, communities and shareholders. In the past year, we have been productive on a number of fronts.

We derive the bulk of our revenue from collecting deposits and making prudent loans. Several key financial measurements document our track record in these regards. In fiscal 2015, the closely watched measurement of tangible book value per share increased even as we paid 20 cents per share in dividends to shareholders and conducted stock buyback programs. Net loan growth increased 17.9% for the year, earnings per share increased 20.7% year over year, and the closely watched net interest income metric increased 9.9%. We continue to place top priority on asset quality and expense management, with a conservative approach towards growing our franchise over the long-term.

Our strong capital position enables us to take advantage of opportunities in the market we otherwise would not have. As predicted in shareholder letters as early as 2012, management believes economic and industry trends will induce many small banks in the southeast region to look for merger partners. In early December we announced a definitive agreement to acquire CBS Financial Corporation, headquartered in Smyrna, Georgia, with approximately $369 million assets, $330 million in deposits, and $296 million in gross loans, along with four branch locations. We expect this transaction to close in the first half of 2016, subject to approval by regulators, CBS’s shareholders, and other standard closing conditions. It is the latest in a successful program of acquisitions over the years that have expanded our footprint while strengthening our organization.

Charter Financial continues to return cash to shareholders through our ongoing dividend payment program, and through a series of successful stock repurchase programs, as noted above. In late 2015 we announced the completion of one program for 2.6 million shares at an average price of $11.63 per share and the adoption of a new stock repurchase program for up to 800,000 shares. An additional strategic financial move this year was the termination of the bank’s loss share agreements with the Federal Deposit Insurance Corporation (FDIC) which resulted in a one-time pre-tax charge, but is a sound business decision.

In closing, we plan to continue our efforts to create long-term value for our shareholders. We are tremendously excited about the future as our employees and our board of directors builds on the achievements of this year.

Sincerely,
Robert L. Johnson
Chairman and Chief Executive Officer

Corporate Center ● 1233 O.G. Skinner Drive, West Point, Georgia 31833 ● (706) 645-1391 ● (800) 763-4444

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Charter Financial Corp. P. O. Box 472 West Point, GA 31833
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TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS DETACH
AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
		☐	☐	☐
The Board of Directors recommends you vote FOR the following:

1. Election of Directors
Nominees
01 Curti M. Johnson	02 Edward D. Smith

The Board of Directors recommends you vote FOR proposals 2 and 3.					For	Against	Abstain

2 The ratification of the appointment of Dixon Hughes Goodman LLP as independent registered public accounting firm of Charter Financial Corporation for the fiscal year ending September 30, 2016.					☐	☐	☐
					☐	☐	☐
3 An advisory non-binding resolution with respect to executive compensation matters.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Form 10-K is/are available at www.proxyvote.com.

CHARTER FINANCIAL CORPORATION Annual
Meeting of Shareholders February 24, 2016
10:00 AM
This proxy is solicited by the Board of Directors

The undersigned hereby appoints the official proxy committee of Charter Financial Corporation (the "Company"), consisting of David Z. Cauble and Thomas M. Lane or either of them, with full power of substitution in each, to act as proxy for the undersigned, and to vote all shares of common stock of the Company which the undersigned is entitled to vote only at the Annual Meeting of Shareholders to be held on February 24, 2016 at 10:00 a.m., eastern time, at the CharterBank Corporate Center, 1233 O.G. Skinner Drive, West Point, Georgia, and at any and all adjournments thereof, with all of the powers the undersigned would possess if personally present at such meeting as follows:

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. This proxy is being solicited on behalf of the Board of Directors.

This proxy is revocable and will be voted as directed, but if no instructions are specified, this proxy, properly signed and dated, will be voted "FOR" each of the three proposals listed. If any other business is presented at the Annual Meeting, including whether or not to adjourn the meeting, this proxy will be voted by the proxies in their judgment. At the present time, the Board of Directors knows of no other business to be presented at the Annual Meeting. This proxy also confers discretionary authority on the proxy committee of the Board of Directors to vote (1) with respect to the election of any person as director, where the nominees are unable to serve or for good cause will not serve and (2) matters incident to the conduct of the meeting.

Continued and to be signed on reverse side

*** Exercise Your Right to Vote ***
Important Notice Regarding the Availability of Proxy Materials for the
Shareholder Meeting to Be Held on February 24, 2016

Meeting Information
CHARTER FINANCIAL CORPORATION	Meeting Type: Annual Meeting
For holders as of: December 31, 2015
	Date: February 24, 2016	Time: 10:00 AM EST
Location: 1233 O.G. Skinner Dr.
West Point, Georgia 31833

Charter Financial Corp. P. O. Box 472 West Point, GA 31833
You are receiving this communication because you hold shares in the above named company.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

— Before You Vote —
How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:
1. Notice & Proxy Statement	2. Form 10-K
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Voting items

The Board of Directors recommends you vote FOR the following:

1. Election of Directors
Nominees
01 Curti M. Johnson	02 Edward D. Smith

The Board of Directors recommends you vote FOR proposals 2 and 3.

2 The ratification of the appointment of Dixon Hughes Goodman LLP as independent registered public accounting firm of Charter Financial Corporation for the fiscal year ending September 30, 2016.

3 An advisory non-binding resolution with respect to executive compensation matters.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.